                                                                     EXHIBIT 2.1

--------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

                     dated as of the 20th day of July, 1998

                                  by and among

                         CHEMICAL LOGISTICS CORPORATION



                                   and all of

               the STOCKHOLDERS of

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                              Page
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

1.     SALE AND PURCHASE OF STOCK   . . . . . . . . . . . . . . . . . . . . .  5
       1.1    Sale and Purchase.  . . . . . . . . . . . . . . . . . . . . . .  5
       1.2    Acquisition Consideration.  . . . . . . . . . . . . . . . . . .  6

2.     BOARD OF DIRECTORS AND OFFICERS OF THE COMPANY   . . . . . . . . . . .  6
       2.1    Board of Directors.   . . . . . . . . . . . . . . . . . . . . .  6
       2.2    Officers.   . . . . . . . . . . . . . . . . . . . . . . . . . .  6

3.     DELIVERY OF CONSIDERATION  . . . . . . . . . . . . . . . . . . . . . .  6
       3.1    Stockholders' Consideration.  . . . . . . . . . . . . . . . . .  6
       3.2    Stockholders' Deliveries.   . . . . . . . . . . . . . . . . . .  6

4.     CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

5.     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS   . . . . . . . . .  7
       5.1    Due Organization.   . . . . . . . . . . . . . . . . . . . . . .  7
       5.2    Authorization.  . . . . . . . . . . . . . . . . . . . . . . . .  8
       5.3    Capital Stock of the Company.   . . . . . . . . . . . . . . . .  8
       5.4    Transactions in Capital Stock; Organization Accounting.   . . .  8
       5.5    No Bonus Shares.  . . . . . . . . . . . . . . . . . . . . . . .  8
       5.6    Subsidiaries; Ownership in Other Entities.  . . . . . . . . . .  9
       5.7    Predecessor Status; etc.  . . . . . . . . . . . . . . . . . . .  9
       5.8    Spin-off by the Company.  . . . . . . . . . . . . . . . . . . .  9
       5.9    Financial Statements.   . . . . . . . . . . . . . . . . . . . .  9
       5.10   Liabilities and Obligations.  . . . . . . . . . . . . . . . . .  9
       5.11   Accounts and Notes Receivable.  . . . . . . . . . . . . . . . . 10
       5.12   Permits and Intangibles.  . . . . . . . . . . . . . . . . . . . 10
       5.13   Environmental Matters.  . . . . . . . . . . . . . . . . . . . . 11
       5.14   Personal Property.  . . . . . . . . . . . . . . . . . . . . . . 13
       5.15   Significant Customers and Suppliers; Material Contracts and
              Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . 13
       5.16   Real Property.  . . . . . . . . . . . . . . . . . . . . . . . . 14
       5.17   Insurance.  . . . . . . . . . . . . . . . . . . . . . . . . . . 15
       5.18   Compensation; Employment Agreements; Labor Matters.   . . . . . 15
       5.19   Employee Plans.   . . . . . . . . . . . . . . . . . . . . . . . 16
       5.20   Compliance with ERISA.  . . . . . . . . . . . . . . . . . . . . 17

       5.21   Conformity with Law; Litigation.  . . . . . . . . . . . . . . . 18
       5.22   Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
       5.23   No Violations; No Consent Required, Etc.  . . . . . . . . . . . 19
       5.24   Government Contracts.   . . . . . . . . . . . . . . . . . . . . 20
       5.25   Absence of Changes.   . . . . . . . . . . . . . . . . . . . . . 20
       5.26   Deposit Accounts; Powers of Attorney.   . . . . . . . . . . . . 21
       5.27   Validity of Obligations.  . . . . . . . . . . . . . . . . . . . 22
       5.28   Relations with Governments.   . . . . . . . . . . . . . . . . . 22
       5.29   Disclosure.   . . . . . . . . . . . . . . . . . . . . . . . . . 22
       5.30   Prohibited Activities.  . . . . . . . . . . . . . . . . . . . . 23
       5.31   No Warranties or Insurance.   . . . . . . . . . . . . . . . . . 23
       5.32   Interest in Customers and Suppliers and Related Party
              Transactions.   . . . . . . . . . . . . . . . . . . . . . . . . 23
       5.33   Registration Statement.   . . . . . . . . . . . . . . . . . . . 23
       5.34   Authority; Ownership.   . . . . . . . . . . . . . . . . . . . . 24
       5.35   Preemptive Rights.  . . . . . . . . . . . . . . . . . . . . . . 24

6.     REPRESENTATIONS OF CLC   . . . . . . . . . . . . . . . . . . . . . . . 24
       6.1    Due Organization.   . . . . . . . . . . . . . . . . . . . . . . 24
       6.2    Authorization.  . . . . . . . . . . . . . . . . . . . . . . . . 24
       6.3    Capital Stock of CLC.   . . . . . . . . . . . . . . . . . . . . 24
       6.4    Transactions in Capital Stock; Organization Accounting.   . . . 25
       6.5    Subsidiaries.   . . . . . . . . . . . . . . . . . . . . . . . . 25
       6.6    Financial Statements.   . . . . . . . . . . . . . . . . . . . . 25
       6.7    Liabilities and Obligations.  . . . . . . . . . . . . . . . . . 25
       6.8    Conformity with Law; Litigation.  . . . . . . . . . . . . . . . 25
       6.9    No Violations.  . . . . . . . . . . . . . . . . . . . . . . . . 26
       6.10   Validity of Obligations.  . . . . . . . . . . . . . . . . . . . 27
       6.11   CLC Stock.  . . . . . . . . . . . . . . . . . . . . . . . . . . 27
       6.12   Business; Real Property; Material Agreements.   . . . . . . . . 27
       6.13   Relations with Governments.   . . . . . . . . . . . . . . . . . 27
       6.14   Investment Representations.   . . . . . . . . . . . . . . . . . 28
       6.15   Other Agreements.   . . . . . . . . . . . . . . . . . . . . . . 28
       6.16   Taxes.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
       6.17   Disclosure.   . . . . . . . . . . . . . . . . . . . . . . . . . 28

7.     COVENANTS PRIOR TO CLOSING   . . . . . . . . . . . . . . . . . . . . . 29
       7.1    Access and Cooperation; Due Diligence.  . . . . . . . . . . . . 29
       7.2    Conduct of Business Pending Closing.  . . . . . . . . . . . . . 29
       7.3    Prohibited Activities.  . . . . . . . . . . . . . . . . . . . . 30
       7.4    No Shop.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
       7.5    Agreements.   . . . . . . . . . . . . . . . . . . . . . . . . . 32
       7.6    Notification of Certain Matters.  . . . . . . . . . . . . . . . 32
       7.7    Amendment of Schedules.   . . . . . . . . . . . . . . . . . . . 32

       7.8    Cooperation in Preparation of Registration Statement.   . . . . 33
       7.9    Final Financial Statements.   . . . . . . . . . . . . . . . . . 34
       7.10   Further Assurances.   . . . . . . . . . . . . . . . . . . . . . 34
       7.11   Compliance with the Hart-Scott Act.   . . . . . . . . . . . . . 34
       7.12   Transfers of Permits and Intangibles.   . . . . . . . . . . . . 34
       7.13   Dividends.  . . . . . . . . . . . . . . . . . . . . . . . . . . 35

8.     CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY  . . . 35
       8.1    Representations and Warranties; Performance of Obligations.   . 35
       8.2    No Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . 35
       8.3    Opinion of Counsel.   . . . . . . . . . . . . . . . . . . . . . 35
       8.4    Registration Statement.   . . . . . . . . . . . . . . . . . . . 36
       8.5    Consents and Approvals.   . . . . . . . . . . . . . . . . . . . 36
       8.6    Good Standing Certificates.   . . . . . . . . . . . . . . . . . 36
       8.7    No Material Adverse Change.   . . . . . . . . . . . . . . . . . 36
       8.8    Closing of IPO.   . . . . . . . . . . . . . . . . . . . . . . . 36
       8.9    Secretary's Certificate.  . . . . . . . . . . . . . . . . . . . 36
       8.10   Employment Agreements.  . . . . . . . . . . . . . . . . . . . . 36
       8.11   Bellmeade Transfer Restrictions.  . . . . . . . . . . . . . . . 36

9.     CONDITIONS PRECEDENT TO OBLIGATIONS OF CLC   . . . . . . . . . . . . . 37
       9.1    Representations and Warranties; Performance of Obligations.   . 37
       9.2    No Litigation.  . . . . . . . . . . . . . . . . . . . . . . . . 37
       9.3    Secretary's Certificate.  . . . . . . . . . . . . . . . . . . . 37
       9.4    No Material Adverse Effect.   . . . . . . . . . . . . . . . . . 37
       9.5    Stockholders' Release.  . . . . . . . . . . . . . . . . . . . . 38
       9.6    Termination of Related Party Agreements.  . . . . . . . . . . . 38
       9.7    Opinion of Counsel.   . . . . . . . . . . . . . . . . . . . . . 38
       9.8    Consents and Approvals.   . . . . . . . . . . . . . . . . . . . 38
       9.9    Good Standing Certificates.   . . . . . . . . . . . . . . . . . 38
       9.10   Registration Statement.   . . . . . . . . . . . . . . . . . . . 38
       9.11   Employment Agreements.  . . . . . . . . . . . . . . . . . . . . 38
       9.12   Closing of IPO.   . . . . . . . . . . . . . . . . . . . . . . . 39
       9.13   FIRPTA Certificate.   . . . . . . . . . . . . . . . . . . . . . 39
       9.14   Resignations of Directors; Appointment of Officer.  . . . . . . 39
       9.15   Amendments to Charter Documents.  . . . . . . . . . . . . . . . 39
       9.16   Registration Statement Certificate.   . . . . . . . . . . . . . 39

10.    COVENANTS OF CLC AND THE STOCKHOLDERS AFTER CLOSING  . . . . . . . . . 39
       10.1   Release From Guarantees; Repayment of Certain Obligations.  . . 39
       10.2   Preservation of Tax and Accounting Treatment.   . . . . . . . . 39
       10.3   Preparation and Filing of Tax Returns.  . . . . . . . . . . . . 40

       10.4   Directors.  . . . . . . . . . . . . . . . . . . . . . . . . . . 40
       10.5   Preservation of Employee Benefit Plans.   . . . . . . . . . . . 41

11.    INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
       11.1   General Indemnification by the Stockholders.  . . . . . . . . . 41
       11.2   Environmental Indemnification by the Stockholders.  . . . . . . 42
       11.3   Indemnification by CLC.   . . . . . . . . . . . . . . . . . . . 45
       11.4   Third Person Claims.  . . . . . . . . . . . . . . . . . . . . . 46
       11.5   Exclusive Remedy.   . . . . . . . . . . . . . . . . . . . . . . 47
       11.6   Limitations on Indemnification.   . . . . . . . . . . . . . . . 47

12.    TERMINATION OF AGREEMENT   . . . . . . . . . . . . . . . . . . . . . . 48
       12.1   Termination.  . . . . . . . . . . . . . . . . . . . . . . . . . 48
       12.2   Liabilities in Event of Termination.  . . . . . . . . . . . . . 49

13.    NONCOMPETITION   . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
       13.1   Prohibited Activities.  . . . . . . . . . . . . . . . . . . . . 49
       13.2   Damages.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
       13.3   Reasonable Restraint.   . . . . . . . . . . . . . . . . . . . . 50
       13.4   Severability; Reformation.  . . . . . . . . . . . . . . . . . . 50
       13.5   Independent Covenant.   . . . . . . . . . . . . . . . . . . . . 50
       13.6   Materiality.  . . . . . . . . . . . . . . . . . . . . . . . . . 51

14.    NONDISCLOSURE OF CONFIDENTIAL INFORMATION  . . . . . . . . . . . . . . 51
       14.1   Stockholders.   . . . . . . . . . . . . . . . . . . . . . . . . 51
       14.2   CLC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
       14.3   Damages.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
       14.4   Survival.   . . . . . . . . . . . . . . . . . . . . . . . . . . 52

15.    TRANSFER RESTRICTIONS  . . . . . . . . . . . . . . . . . . . . . . . . 52
       15.1   Transfer Restrictions.  . . . . . . . . . . . . . . . . . . . . 52

16.    FEDERAL SECURITIES ACT REPRESENTATIONS   . . . . . . . . . . . . . . . 53
       16.1   Compliance with Law.  . . . . . . . . . . . . . . . . . . . . . 53
       16.2   Economic Risk; Sophistication.  . . . . . . . . . . . . . . . . 53

17.    REGISTRATION RIGHTS  . . . . . . . . . . . . . . . . . . . . . . . . . 54
       17.1   Piggyback Registration Rights.  . . . . . . . . . . . . . . . . 54
       17.2   Registration Procedures.  . . . . . . . . . . . . . . . . . . . 54
       17.3   Indemnification.  . . . . . . . . . . . . . . . . . . . . . . . 55
       17.4   Underwriting Agreement.   . . . . . . . . . . . . . . . . . . . 56
       17.5   Rule 144 Reporting.   . . . . . . . . . . . . . . . . . . . . . 57
       17.6   Availability of Rule 144.   . . . . . . . . . . . . . . . . . . 57

18.    GENERAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
       18.1   Cooperation.  . . . . . . . . . . . . . . . . . . . . . . . . . 57
       18.2   Successors and Assigns.   . . . . . . . . . . . . . . . . . . . 57
       18.3   Entire Agreement.   . . . . . . . . . . . . . . . . . . . . . . 58
       18.4   Counterparts.   . . . . . . . . . . . . . . . . . . . . . . . . 58
       18.5   Brokers and Agents.   . . . . . . . . . . . . . . . . . . . . . 58
       18.6   Expenses.   . . . . . . . . . . . . . . . . . . . . . . . . . . 58
       18.7   Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
       18.8   Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . 60
       18.9   Survival of Representations and Warranties.   . . . . . . . . . 60
       18.10  Exercise of Rights and Remedies.  . . . . . . . . . . . . . . . 60
       18.11  Time.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
       18.12  Reformation and Severability.   . . . . . . . . . . . . . . . . 60
       18.13  Remedies Cumulative.  . . . . . . . . . . . . . . . . . . . . . 60
       18.14  Captions.   . . . . . . . . . . . . . . . . . . . . . . . . . . 61
       18.15  Amendments and Waivers.   . . . . . . . . . . . . . . . . . . . 61
       18.16  Dispute Resolution.   . . . . . . . . . . . . . . . . . . . . . 61
       18.17  References, Gender, Number.   . . . . . . . . . . . . . . . . . 61
       18.18  Schedules and Annexes.  . . . . . . . . . . . . . . . . . . . . 62

                                    ANNEXES

       Annex I       -      Consideration to Be Paid to Stockholders

       Annex II      -      Certificate of Incorporation and By-Laws of CLC

       Annex III     -      Form of Opinion of Counsel to CLC

       Annex IV      -      Form of Opinion of Counsel to Company and
                            Stockholders

       Annex V       -      Form of Founder Employment Agreement

                                   SCHEDULES

2.1      Board of Directors of the Company
2.2      Officers of the Company
5.1      Due Organization
5.2      Authorization
5.3      Capital Stock of the Company
5.4      Transactions in Capital Stock; Organization Accounting
5.5      No Bonus Shares
5.6      Subsidiaries; Ownership in Other Entities

5.7      Predecessor Status; etc
5.8      Spin-off by the Company
5.9      Financial Statements
5.10     Liabilities and Obligations
5.11     Accounts and Notes Receivable
5.12     Permits and Intangibles
5.13     Environmental Matters
5.14     Personal Property
5.15(a)  Significant Customers and Suppliers
5.15(b)  Material Contracts and Commitments
5.16     Real Property
5.17     Insurance
5.18     Compensation; Employment Agreements; Labor Matters
5.19     Employee Plans
5.20     Compliance with ERISA
5.21     Conformity with Law; Litigation
5.22     Taxes
5.23     No Violations, No Consents Required, Etc.
5.24     Government Contracts
5.25     Absence of Changes
5.26     Deposit Accounts; Powers of Attorney
5.30     Prohibited Activities
5.31     No Warranties or Insurance
5.32     Interest in Customers and Suppliers and Related Party Transactions
6.2      Authorized Capital Stock of CLC
7.2      Conduct of Business Pending Closing
7.3      Prohibited Activities
7.5      Agreements
9.6      Termination of Related Party Agreements
9.11     Employment Agreements
10.1     Release From Guarantees; Repayment of Certain Obligations
11.2     Scheduled Environmental Liabilities
16.2     Non-accredited Investors
18.5     Brokers and Agents

                            STOCK PURCHASE AGREEMENT

       THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 20th day of July, 1998, by and among Chemical Logistics Corporation, a Delaware
corporation ("CLC"),                               , an
corporation (the "Company") and the stockholders listed on the signature pages of this Agreement (the "Stockholders"), who are all the stockholders of the Company.

                                    RECITALS

       WHEREAS, as of the date hereof, the Stockholders own, and as of the Consummation Date the Stockholders will own, all of the issued and outstanding capital stock of the Company (the "Company Stock");

       WHEREAS, CLC is entering into other separate agreements substantially similar to this Agreement (the "Other Agreements") with each of the Other Founding Companies (as defined herein) and their respective stockholders in order to acquire additional chemical distribution companies;

       WHEREAS, this Agreement and the Other Agreements constitute the "CLC Plan of Organization;"

       WHEREAS, the Stockholders and the boards of directors and the stockholders of CLC and each of the Other Founding Companies that are parties to the Other Agreements have approved and adopted the CLC Plan of Organization as an integrated plan pursuant to which the Stockholders and the stockholders of each of the other Founding Companies (as defined herein) will transfer the capital stock of each of the Founding Companies to CLC and the stockholders of each of the other Founding Companies will acquire shares of CLC Stock (as defined herein);

       WHEREAS, it is the intent of the parties that the transfer to CLC of stock of the Company by the Stockholders in consideration for stock of CLC qualify as a tax-free transfer of property under Section 351 of the Code (as hereinafter defined);

       WHEREAS, the Board of Directors of the Company has approved this Agreement as part of the CLC Plan of Organization in order to transfer the capital stock of the Company to CLC;


       WHEREAS, unless the context otherwise requires, capitalized terms used in this Agreement or in any schedule attached hereto and not otherwise defined shall have the following meanings for all purposes of this Agreement:

       "1933 Act" means the Securities Act of 1933, as amended.

       "1934 Act" means the Securities Exchange Act of 1934, as amended.

       "Acquisition Consideration" means the cash and CLC Stock paid to the Stockholders as consideration for the shares of Company Stock.

       "Affiliate" means with respect to any person or entity, any other person or entity that directly or indirectly, controls, is controlled by, or is under common control with such person or entity.

       "Balance Sheet Date" means February 28, 1998.

       "Charter" means the certificate of incorporation or articles of incorporation of the corporation, as the case may be.

       "Charter Documents" has the meaning set forth in Section 5.1.

       "CLC" has the meaning set forth in the first paragraph of this Agreement.

       "CLC Charter Documents" has the meaning set forth in Section 6.1.

       "CLC Documents" has the meaning set forth in Section 6.9.

       "CLC Financial Statements" has the meaning set forth in Section 6.6.

       "CLC Plan of Organization" has the meaning set forth in the fourth recital of this Agreement.

       "CLC Stock" means the common stock, par value $.01 per share, of CLC.

       "Closing" has the meaning set forth in Section 4.

       "Closing Date" has the meaning set forth in Section 4.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Company" has the meaning set forth in the first paragraph of this Agreement.

       "Company Stock" has the meaning set forth in the first recital of this Agreement.

       "Consummation Date" has the meaning set forth in Section 4.

       "Delaware GCL" means the General Corporation Law of the State of
Delaware.

       "Draft Registration Statement" means the draft dated July 20, 1998 of the Registration Statement, and any corrections thereto and supplemental information delivered by CLC to the Company for delivery to the Stockholders prior to the time this Agreement is delivered to CLC.

       "Effective Time" means the effective time of the consummation of the purchase and sale of the Company Stock, which shall occur on the Consummation Date.

       "Environmental Law" has the meaning set forth in Section 5.13(c).

       "Environmental Liabilities"has the meaning set forth in Section 11.2(h).

       "Expiration Date" has the meaning set forth in Section 5(A).

       "Founding Companies" means:

              A.C.C., Inc. (t/a American Chemicals Co., Inc.), a New Jersey corporation; Brown Chemical Company, Inc., a New Jersey corporation, and its Affiliate
                     Brown Realty Incorporated, a New Jersey corporation;
              Chemical Solvents, Inc., an Ohio corporation, and its Affiliate Pavlish Real Estate Holding Company; Cron Chemical Corporation, a Texas corporation, and its Affiliates
                     Magnolia Chemical and Solvents, Inc., a Louisiana corporation, and Rayver, Inc., a Louisiana corporation;
              Houston Solvents & Chemicals Co., Inc., a Texas corporation
                     (d/b/a Southwest Solvents & Chemicals) and its Affiliates SS & C Properties, Inc. and Dallas Solvents and Chemicals Company, Inc.;
              Industrial Chemicals, Inc., an Alabama corporation;
              G.S. Robins & Company, a Missouri corporation;
              Tarr, Inc., an Oregon corporation, and its Affiliates
                     Tarr Trucking Inc., an Oregon corporation, and
                     Tarr, Inc. of Arizona, an Arizona corporation;
              Tilley Chemical Co., Inc., a Maryland corporation, and its
              Affiliate
                     D.J.J. Equity Corporation, a Maryland corporation.

       "GAAP" means generally accepted accounting principles as consistently applied in the United States.

       "Hart-Scott Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

       "Hazardous Substance" has the meaning set forth in Section 5.13(d).

       "IPO" means the initial public offering of CLC Stock pursuant to the Registration Statement.

       "known," "knowledge" or "best knowledge," when used in reference to a statement regarding the existence or absence of facts in this Agreement, is intended by the parties to mean that the only information to be attributed to such person is information actually known to (a) the person in the case of an individual or (b) in the case of a corporation or other entity, an officer, director or member. With respect to the "knowledge" of the Stockholders who are officers, directors, employees, consultants or agents of the Company, such term is also intended to mean that such Stockholder has made inquiry of the officers and directors of the Company and its Subsidiaries, if any, and with respect to the representations made in Section 5.13, the Company's management and environmental personnel.

       "Material Adverse Change" means a material adverse change in the business, operations, properties, assets or condition (financial or otherwise), of the subject entity and its subsidiaries taken as a whole.

       "Material Adverse Effect" means a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of the subject entity and its Subsidiaries taken as a whole.

       "Material Documents" has the meaning set forth in Section 5.23(a).

       "Minimum Value" has the meaning set forth in Annex I.

       "Operating Capital" means the Company's current assets minus (i) the Company's current liabilities and (ii) the Company's long-term debt except for notes payable related to real estate that will be held by the Company.

       "Other Agreements" has the meaning set forth in the second recital of this Agreement.

       "Other Founding Companies" means all of the Founding Companies other than the Company.

       "Person" means an individual, partnership, joint venture, corporation, limited liability company, bank, trust, unincorporated organization or other entity.

       "Plans" has the meaning set forth in Section 5.19.

       "Pricing" means the date of determination by CLC and the Underwriters of the public offering price of the shares of CLC Stock in the IPO.

       "Qualified Plans" has the meaning set forth in Section 5.20.

       "Registration Statement" means that certain registration statement on Form S-1 to be filed with the SEC covering the shares of CLC Stock to be issued in the IPO, including the prospectus and all amendments and supplements thereto.

       "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

       "Schedule" means each Schedule attached hereto (as amended or supplemented pursuant to Section 7.7), which shall reference the relevant sections of this Agreement, on which parties hereto disclose information as part of their respective representations, warranties and covenants.

       "SEC" means the United States Securities and Exchange Commission.

       "State of Incorporation" means, as it relates to a referenced corporation, the state of incorporation for such corporation.

       "Stockholders" has the meaning set forth in the first paragraph of this Agreement.

       "Subsidiaries" means with respect to a person or entity, any corporation or other entity in which such person or entity owns a 5% or greater ownership interest.

       "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, ad valorem, value added, franchise, withholding, employment, excise, property, deed, stamp, alternative or add-on minimum, or other taxes, assessments, duties, fees, levies or other governmental charges, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

       "Underwriters" means the prospective underwriters identified in the Draft Registration Statement and any additional or substitute underwriter appointed by CLC as identified in writing to the Stockholders.

       NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto hereby agree as follows:

1.     SALE AND PURCHASE OF STOCK

       1.1 SALE AND PURCHASE. Upon the terms and subject to the conditions contained in this Agreement and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, on the Consummation Date, the Stockholders shall sell to CLC, and CLC shall purchase from the Stockholders, all of the issued and outstanding shares of capital stock of the Company as set forth in Annex I hereto.

       1.2 ACQUISITION CONSIDERATION. The Acquisition Consideration for the Company Stock shall be as set forth on Annex I to this Agreement.

2.     BOARD OF DIRECTORS AND OFFICERS OF THE COMPANY

       2.1 BOARD OF DIRECTORS. As of the Consummation Date, the Board of Directors of the Company shall consist of the persons identified on Schedule
2.1 hereto, each of such directors to hold office subject to the provisions of the laws of the State of Incorporation and of the charter and bylaws of the Company, until their respective successors are duly elected and qualified.

       2.2 OFFICERS. As of the Consummation Date, the officers of the Company shall consist of the persons listed on Schedule 2.2 except that effective as of the Consummation Date, the Chief Financial Officer of CLC shall become an additional Vice President and the Secretary of the Company, each of such officers to hold office, subject to the provisions of the laws of the State of Incorporation and of the charter and bylaws of the Company, until their respective successors are duly elected and qualified.

3.     DELIVERY OF CONSIDERATION

       3.1 STOCKHOLDERS' CONSIDERATION. On the Consummation Date, the Stockholders, who are now and on the Consummation Date will be, the holders of all of the outstanding capital stock of the Company, shall, upon surrender of certificates evidencing that capital stock, receive from CLC the respective number of shares of CLC Stock and the amount of cash described on Annex I hereto, which shall be payable by certified check or wire transfer.

       3.2 STOCKHOLDERS' DELIVERIES. The Stockholders shall deliver at the Closing the certificates representing Company Stock, duly endorsed in blank by the Stockholders, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the Stockholders' expense, affixed and canceled. The Stockholders agree promptly to cure any deficiencies with respect to the endorsement of the stock certificates or other documents of conveyance with respect to such Company Stock or with respect to the stock powers accompanying any Company Stock.

4.     CLOSING

       Prior to the Pricing and subject to the satisfaction or waiver of the conditions in Sections 8 and 9, the parties shall take all actions necessary to effect the delivery of shares referred to in Section 3 hereof; provided, that such actions shall not include the actual completion of the purchase and sale of the Company Stock or the delivery of the CLC Stock and cash referred to in
Section 3 hereof, each of which actions shall only be taken upon the Consummation Date as herein provided. The delivery of the Company Stock, which shall occur prior to the Pricing (the "Closing"), shall take place on the closing date (the "Closing Date") at the offices of Andrews & Kurth L.L.P., 600 Travis, Suite 4200, Houston, Texas 77002. All Company Stock shall be delivered prior to the Closing to

Andrews & Kurth L.L.P., to be held in trust until the Consummation Date, and shall be returned immediately upon any termination of this Agreement prior to the Consummation Date. On the Consummation Date (x) all transactions contemplated by this Agreement, including the delivery of shares and cash which the Stockholders shall be entitled to receive pursuant to Annex I hereof, shall be completed, and (y) the closing with respect to the IPO shall occur and be completed. The date on which the actions described in the preceding clauses
(x) and (y) occurs shall be referred to as the "Consummation Date." During the period from the Closing Date to the Consummation Date, this Agreement may only be terminated by the Company if the underwriting agreement in respect of the IPO is terminated pursuant to the terms of such underwriting agreement. This Agreement shall in any event terminate if the Consummation Date does not occur within 30 days of the Pricing. Time is of the essence.

5.     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

       (A)    Representations and Warranties of the Stockholders.

       Except as set forth in the disclosure schedules attached hereto and except as otherwise qualified below, each of the Stockholders, jointly and severally, represent and warrant that all of the following representations and warranties in this Section 5(A) are true at the date of this Agreement, and that such representations and warranties shall survive the Consummation Date for a period of twenty-four months (the last day of such period being the "Expiration Date"), except that the warranties and representations set forth in Sections 5.3 and 5.22 hereof shall survive until such time as the applicable limitations period has run, which shall be deemed to be the Expiration Date for Sections 5.3 and 5.22. For purposes of this Section 5, the term "Company" shall mean and refer to the Company and all of its Subsidiaries, if any.

       5.1 DUE ORGANIZATION. The Company is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Incorporation, and has the requisite power and authority to carry on its business as it is now being conducted. The Company is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or authorization necessary except where the failure to be so qualified or authorized to do business would not have a Material Adverse Effect on the Company. Schedule 5.1 sets forth a list of all states in which the Company is authorized or qualified to do business. True, complete and correct copies of (i) the Charter and By-laws, each as amended, of the Company (the "Charter Documents"), and (ii) the stock records of the Company, are all attached to Schedule 5.1. The Company has delivered to CLC complete and correct copies of all minutes of meetings, written consents and other evidence, if any, of deliberations of or actions taken by the Company's Board of Directors, any committees of the Board of Directors and stockholders during the last three years.

       5.2 AUTHORIZATION. (i) The officers or other representatives of the Company executing this Agreement have the authority to enter into and bind the Company to the terms of this Agreement and (ii) the Company has the full legal right, power and authority to enter into this Agreement and consummate the transactions contemplated herein. Copies of the most recent resolutions adopted by the Board of Directors of the Company and the most recent resolutions adopted by the Stockholders, which approve this Agreement and the transactions contemplated herein in all respects, certified by the Secretary or an Assistant Secretary of the Company as being in full force and effect on the date hereof, are attached hereto as Schedule 5.2.

       5.3 CAPITAL STOCK OF THE COMPANY. The authorized capital stock of the Company is as set forth on Schedule 5.3. All of the issued and outstanding shares of the capital stock of the Company are owned by the Stockholders in the amounts set forth in Schedule 5.3, other than any treasury shares listed on
Schedule 5.3. Each Stockholder, severally, represents and warrants that except as set forth on Schedule 5.3, the shares of capital stock of the Company owned by such Stockholder are owned free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, are owned of record and beneficially by the Stockholders and further, such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of any preemptive rights of any past or present stockholder.

       5.4 TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except as set forth on Schedule 5.4, the Company has not acquired or redeemed any Company Stock since January 1, 1995. Except as set forth on Schedule 5.4, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates the Company to issue any of its authorized but unissued capital stock; (ii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof; and (iii) neither the voting stock structure of the Company nor the relative ownership of shares among any of its respective Stockholders has been altered or changed in contemplation of the transactions contemplated herein and/or the CLC Plan of Organization. Except as attached to Schedule 5.4, there are no voting trusts, proxies or other agreements or understandings to which the Company or any of the Stockholders is a party or is bound with respect to the voting of any shares of capital stock of the Company. Schedule 5.4 also includes complete and accurate copies of all stock option or stock purchase plans, including a list of all outstanding options, warrants or other rights to acquire shares of the Company's stock and the material terms of such outstanding options, warrants or other rights.

       5.5 NO BONUS SHARES. Except as set forth on Schedule 5.5, none of the shares of Company Stock was issued pursuant to awards, grants or bonuses in contemplation of the CLC Plan of Organization.

       5.6 SUBSIDIARIES; OWNERSHIP IN OTHER ENTITIES. Except as set forth on Schedule 5.6, the Company has no Subsidiaries. Except as set forth in
Schedule 5.6, the Company does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity nor is the Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

       5.7 PREDECESSOR STATUS; ETC. Set forth on Schedule 5.7 is a listing of all predecessor companies of the Company, including the names of any entities acquired by the Company (by stock purchase, merger or otherwise) or owned by the Company or from whom the Company previously acquired assets which are material to the Company, in any case, from the earliest date upon which any Stockholder acquired his or her stock in any Company. Except as disclosed on
Schedule 5.7, the Company has not been, within such period of time, a subsidiary or division of another corporation or a part of an acquisition which was later rescinded, nor, within such period of time, has the Company had any substantial operations that have been discontinued or any operating plants or facilities that have been discontinued, sold or spun off.

       5.8 SPIN-OFF BY THE COMPANY. Except as set forth on Schedule 5.8, there has not been any sale, spin-off or split-up of material assets of the Company since January 1, 1995.

       5.9 FINANCIAL STATEMENTS. Copies of the following financial statements are attached hereto as Schedule 5.9:

              (i)    the balance sheets of the Company as of                ,
       1997 and 1998 and the related statements of operations, stockholder's
       equity and cash flows for the three-year period ended                 ,
       1998, together with the related notes and schedules (such balance sheets, the related statements of operations, stockholder's equity and cash flows and the related notes and schedules are referred to herein as the "Year-end Financial Statements").

       The Year-end Financial Statements are referred to herein as the "Financial Statements". The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. The Company's books of account have been kept accurately in all material respects, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded in such books in all material respects.

       5.10 LIABILITIES AND OBLIGATIONS. Schedule 5.10 sets forth an accurate list as of the Balance Sheet Date of (i) all material liabilities of the Company which are not reflected on the balance sheet of the Company at the Balance Sheet Date which by their nature would be required in accordance with GAAP to be reflected in the balance sheet, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, pledges or other security agreements to which the Company is a party or by which its properties may be bound. Except as set forth on Schedule 5.10, since the Balance Sheet Date, the Company has not incurred any material liabilities or obligations of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business and consistent with past practices. For each such contingent liability or liability for which the amount is not fixed or is contested, the Company has provided to CLC the following information:

              (i) a summary description of the liability together with the following:

                     (a) copies of all relevant documentation in the possession of the Company or its directors, officers, management, stockholders or key employees relating thereto;

                     (b) amounts claimed and any other action or relief sought; and

                     (c) name of claimant and all other parties to the claim, suit or proceeding;

              (ii) the name of each court or agency before which such claim, suit or proceeding is pending; and

              (iii)  the date such claim, suit or proceeding was instituted.

       5.11 ACCOUNTS AND NOTES RECEIVABLE. Schedule 5.11 sets forth an accurate list, in all material respects, of the accounts and notes receivable of the Company, as of the Balance Sheet Date, including any such amounts which are not reflected in the balance sheet as of the Balance Sheet Date, and including all receivables from and advances to employees and the Stockholders, which are identified as such. Schedule 5.11 also sets forth an accurate aging of all accounts and notes receivable as of the Balance Sheet Date showing amounts due in 30-day aging categories. Except to the extent reflected on
Schedule 5.11, such accounts, notes and other receivables arose in connection with bona fide transactions and the reserves reflected in the balance sheet as of the Balance Sheet Date are adequate in accordance with GAAP.

       5.12   PERMITS AND INTANGIBLES.   Except for the trademarks, trade
names, patents, patent applications, copyrights, other intellectual property and permits as will be assigned to the Company pursuant to Section 7.12, the Company holds all licenses, franchises, permits and other governmental authorizations ("Licenses") necessary to conduct the business of the Company, the absence of which would cause a Material Adverse Effect on the Company, and the Company has delivered to CLC a list that is accurate, in all material respects, and summary description (which is set forth on Schedule 5.12) of all such Licenses, including any trademarks, trade names, patents, patent applications and copyrights owned or held by the Company or any of its employees (including interests in software or other technology systems, programs and intellectual property) which are material to the operations of the Company. Except as set forth on Schedule 5.12, the Licenses and other rights listed on Schedule 5.12 are valid, and the Company has not received any notice that any person intends to cancel, terminate or not renew any such License or other right. Except as set forth on Schedule 5.12, the Company has conducted and is conducting its business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on Schedule 5.12 and is not in violation of any of the foregoing in any material respect. Except as specifically provided in Schedule 5.12, the consummation by the Company of the transactions contemplated in this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such Licenses or other rights.

       5.13 ENVIRONMENTAL MATTERS. The sole representations of the Stockholders with respect to environmental matters are set forth in this
Section 5.13. To the extent representations in other sections of this Agreement could apply to environmental matters, including, but not limited to, matters related to, arising under or concerning Environmental Laws, Hazardous Substances or Environmental Liabilities, such representations shall be construed to exclude all environmental matters.

       (a) Except as specifically set forth in Schedule 5.13 attached hereto or as could not have a Material Adverse Effect on the Company, (i) the Company has conducted and is conducting its businesses in compliance with all applicable Environmental Laws, including, without limitation, having all environmental permits, licenses and other approvals and authorizations required by Environmental Laws for the operation of its business as presently conducted,
(ii) none of the properties now or previously owned or occupied by the Company contain any Hazardous Substance, the existence of which imposes a requirement under Environmental Laws to remove, remediate, or reduce the levels of Hazardous Substances to levels below regulatory action levels, or otherwise perform any response, corrective or preventive measure or pay for any environmental response costs ("Environmental Response Measures"), (iii) the Company has not received any written notices, demand letters or requests for information from any Federal, state, local or foreign governmental entity or third party indicating that the Company may be in violation of, or liable for any Environmental Response Measures under, any Environmental Law in connection with the ownership or operation of its business, and, to the knowledge of the Stockholders, has no reason to believe that any such written documentation may be forthcoming, (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, consent orders, investigations or proceedings pending or, to the knowledge of the Stockholders, threatened, against the Company relating to any Environmental Law, (v) no reports have been filed, or are required to be filed, by the Company concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law, (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned, leased or operated by the Company as a result of any activity of the Company during the time such properties were owned, leased or operated by the Company,
(vii) there have been and are no environmental investigations, studies, audits, tests, reviews or other analysis regarding compliance or non-compliance with any applicable Environmental Law conducted by or which are in the possession of the Company relating to the activities of the Company, (viii) there are no underground storage tanks on, in or under any properties owned by the Company, there were no underground storage tanks owned or used by the Company on properties formerly owned, leased or operated by the Company, and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company, (ix) there is no asbestos or asbestos-containing material present in any of the properties owned, leased or operated by the Company that is required to be removed or otherwise abated under Environmental Laws, and no asbestos was removed from any properties now or formerly owned, leased or operated by the Company during the time such properties were owned, leased or operated by the Company, except in compliance with Environmental Laws, (x) neither the Company nor any of its respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law, (xi) to the knowledge of the Stockholders, there are no Environmental Liabilities at sites not owned, operated or leased by the Company, for which the Company could, in whole or in part, be liable, and (xii) the Company has not been a contractee under any tolling agreement, processing agreement or netback agreement with a third party.

       (b) With respect to any past direct or indirect subsidiaries or affiliates of the Company, the representations contained in Section 5.13(a) shall apply to the assets and activities conducted by such entity while owned, directly or indirectly, by the Company or affiliated therewith to the extent that a failure of such representations to be true and correct could subject the Company to liability.

       (c) As used herein, "Environmental Law" means any federal, state, or local, statute, ordinance, rule, regulation, code, license, permit, authorization, order, judgment, decree, injunction, restriction or agreement with any governmental entity, relating to (x) the protection, preservation or restoration of the environment or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended through the Consummation Date and as in effect through the Consummation Date. The term Environmental Law includes, without limitation, (i) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, and any similar law, regulation or requirement of any governmental authority or agency having jurisdiction over the Company or its property, each as amended and as in effect on the Consummation Date, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

       (d) As used herein, "Hazardous Substance" means any substance regulated under any Environmental Law or the exposure to which is regulated by any Environmental Law, and shall include, without limitation, any industrial substance, petroleum or any derivative or by-product thereof, radon, asbestos or asbestos-containing material, urea formaldehyde foam insulation, lead fibers or polychlorinated biphenyls.

       5.14   PERSONAL PROPERTY.  Schedule 5.14 sets forth an accurate list of
(x) all personal property material to the operations of the Company included in "plant, property and equipment" on the balance sheet of the Company, (y) all other personal property owned by the Company with an individual net book value in excess of $5,000 (i) as of the Balance Sheet Date and (ii) acquired since the Balance Sheet Date and (z) all material leases and agreements in respect of personal property, including, in the case of each of (x), (y) and (z), (1) true, complete and correct copies of all such leases and agreements and (2) an indication as to which assets are currently owned, or were formerly owned, by Stockholders, relatives of Stockholders, or Affiliates of the Company. Except as set forth on Schedule 5.14, (i) all personal property material to, and used by, the Company in its business is either owned by the Company or leased by the Company pursuant to a lease included on Schedule 5.14, (ii) all of the personal property listed on Schedule 5.14 or replacement property thereof is in working order and condition, ordinary wear and tear excepted and (iii) all leases and agreements included on Schedule 5.14 are in full force and effect and constitute valid and binding agreements of the Company, and to the knowledge of the Stockholders, the other parties thereto in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or other similar laws and equity principles relating to creditors' rights generally. For the purposes of this Section 5.14, "personal property" shall be deemed to exclude personal property addressed by Sections 5.11 and 5.12 and inventory of the Company.

       5.15 SIGNIFICANT CUSTOMERS AND SUPPLIERS; MATERIAL CONTRACTS AND COMMITMENTS

       (a) Schedule 5.15(a) sets forth an accurate list of (i) all customers (persons or entities) representing 5% or more of the Company's annual revenues for fiscal year 1997, showing the approximate total sales to each such customer, and (ii) all suppliers (persons or entities) representing 5% or more of the Company's annual purchases of supplies for fiscal year 1997, showing the approximate total purchases of supplies from each such supplier. Except to the extent set forth on Schedule 5.15(a), none of such customers or suppliers has canceled or substantially reduced or, to the best knowledge of the Stockholders, are currently attempting or threatening to cancel a contract or substantially reduce utilization of the services provided by the Company.

       (b) The Company has listed on Schedule 5.15(b) all material contracts, commitments and similar agreements to which the Company is a party or by which it or any of its properties are bound (including, but not limited to, contracts with significant customers or suppliers, joint venture or partnership agreements, contracts with any labor organizations, strategic alliances and options to purchase land), other than agreements listed on Schedules 5.10, 5.14 or 5.16, (a) in existence as of the Balance Sheet Date and
(b) entered into since the Balance Sheet Date, and in each case has delivered true, complete and correct copies of such agreements to CLC. Except as set forth on Schedule 5.15(b), the Company has complied with all commitments and obligations pertaining to it, is not in default under any contracts or agreements listed on Schedules 5.10, 5.14, 5.15(b) or 5.16 and has not received notice of a default under any such contract or agreement except for such commitments and obligations or defaults which would not individually or in the aggregate have a Material Adverse Effect upon the Company. Where required prior to the execution of this

Agreement under such contracts or agreements, the Company has furnished notice of the CLC Plan of Organization to third parties and has, where required prior to the execution of this Agreement, obtained consent from third parties to enter into the transactions contemplated in this Agreement, except where the failure to provide such notice or obtain such consent would not have a Material Adverse Effect upon the Company. The Company has also indicated on Schedule 5.15(b) a list of all plans or projects involving the opening of new operations, expansion of existing operations, or the acquisition of any personal property, business or assets requiring, in any event, the payment of more than $30,000 by the Company.

       (c) Except as set forth on Schedule 5.15(b) and as would not have a Material Adverse Effect upon the Company, since January 1, 1997, the Company has not experienced any difficulties in obtaining any inventory items necessary to the operation of its business, and, to the knowledge of the Stockholders, no such shortage of supply of inventory items is threatened or pending. To the knowledge of the Stockholders and except as set forth in Schedule 5.15(b), no customer or supplier of the Company has indicated that it will cease to do business with, or substantially reduce its purchases from or sales to, the Company by reason of or after the consummation of the transactions contemplated hereby.

       (d) Except as set forth on Schedule 5.15(b), the Company is not required to provide any bonding or other financial security arrangements in any material amount in connection with any contract listed on Schedule 5.15(b).

       5.16 REAL PROPERTY. Schedule 5.16 includes a list of all real property owned or leased by the Company at the date hereof and all other real property, if any, used by the Company in the conduct of its business. The Company has good title to any real property owned by it that is shown on
Schedule 5.16, other than property intended to be sold or distributed prior to the Closing Date, and all real property so owned is subject to no mortgage, pledge, lien, conditional sales agreement, encumbrance, lease, possessory rights of third parties or charge, except for:

              (i) liens reflected on Schedules 5.10 or 5.16 as securing specified liabilities (with respect to which no material default exists);

              (ii) liens for current taxes not yet payable and assessments not in default and other inchoate liens for amounts not yet payable and assessments not in default;

              (iii)  easements for utilities serving the property only; and

              (iv) easements, covenants and restrictions and other exceptions to title which do not adversely affect the current or contemplated use of the property.

       Copies of all leases and agreements in respect of such real property leased by the Company, which are true, complete and correct in all material respects, are attached to Schedule 5.16, and an indication as to which such properties, if any, are currently owned, or were formerly owned, by

Stockholders or Affiliates of the Company or Stockholders is included in
Schedule 5.16. Copies of all title reports and title insurance policies with respect to such real property owned by the Company and in its possession or reasonably accessible to it are attached to Schedule 5.16. Except as set forth on Schedule 5.16, all of such leases included on Schedule 5.16 are in full force and effect and constitute valid and binding agreements of the Company and, to the knowledge of the Stockholders, the other parties thereto in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or other similar laws and equity principles relating to creditors' rights generally.

       5.17 INSURANCE. The Company has delivered to CLC (i) an accurate list as of the Balance Sheet Date of all insurance policies carried by the Company,
(ii) an accurate list of all insurance loss runs or workers compensation claims received by the Company for the past three policy years and (iii) true, complete and correct copies of all insurance policies currently in effect.
Such insurance policies evidence all of the insurance the Company is required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. Except as set forth on Schedule 5.17, all of such insurance policies are currently in full force and effect and shall remain in full force and effect through the Consummation Date. Since January 1, 1996, no insurance carried by the Company has been canceled by the insurer and the Company has not been denied coverage.

       5.18   COMPENSATION; EMPLOYMENT AGREEMENTS; LABOR MATTERS.

       (a) The Company has delivered to CLC an accurate list (which is set forth on Schedule 5.18) showing all officers, directors and key employees of the Company, listing all employment, compensation, change in control and severance agreements with such officers, directors and key employees (the "Agreements") and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) the Balance Sheet Date and (ii) the date hereof. The Company has provided to CLC true, complete and correct copies of all Agreements. Since the Balance Sheet Date, except as disclosed on Schedule 5.18, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices.

       (b) Except as set forth on Schedule 5.18, (i) the Company is not bound by or subject to (and to the knowledge of the Stockholders, none of its respective assets or properties is bound by or subject to) any arrangement with any labor union, (ii) to the knowledge of the Stockholders, no campaign to establish such arrangement is in progress and (iii) there is no pending or, to the Stockholders' knowledge, threatened labor dispute involving the Company and any group of its employees nor has the Company experienced any labor interruptions over the past three years. Except as set forth on Schedule 5.18, the Company believes its relationship with its employees to be good.

       (c) Except as set forth in Schedule 5.18 attached hereto, (i) there are no significant controversies pending or, to the knowledge of the Stockholders, threatened between the Company and any of its employees, (ii) the Company has complied in all material respects with all applicable laws relating to the employment of labor, including, without limitation, any provisions thereof relating to wages, hours, collective bargaining, and the payment of social security and similar taxes, and (iii) to the knowledge of the Stockholders, no person has asserted that the Company is liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

       5.19 EMPLOYEE PLANS. The Company has delivered to CLC an accurate schedule (Schedule 5.19) listing all employee benefit plans and compensation plans or programs (the "Plans") maintained by, contributed to or with respect to which there is or would be any obligation or liability of the Company, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, incentive compensation agreements, and deferred compensation agreements, and whether or not heretofore terminated, together with true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date and as of the date of this Agreement. Except for the Plans, if any, described on Schedule 5.19, the Company does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee benefit plan," and the Company does not have any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement arrangement on behalf of any current or former employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). For the purposes of this Agreement, the term "employee benefit plan" shall have the same meaning as is given that term in
Section 3(3) of ERISA. The Company has not sponsored, maintained or contributed to any employee benefit plan other than the Plans set forth on
Schedule 5.19, and the Company is not or could not be required to contribute to any Plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any of the Company's employees.

       Except as set forth on Schedule 5.19, the Company is not now, and will not as a result of its past activities become, liable to the Pension Benefit Guaranty Corporation or to any multiemployer employee pension benefit plan under the provisions of Title IV of ERISA.

       All Plans listed on Schedule 5.19 and the administration thereof are in compliance in all material respects with their terms and all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations.

       All accrued contribution obligations of the Company as of the Balance Sheet Date with respect to any Plan listed on Schedule 5.19 have either been fulfilled in their entirety or are fully reflected on the balance sheet of the Company as of the Balance Sheet Date.

       5.20 COMPLIANCE WITH ERISA. All such Plans listed on Schedule 5.19 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified from their inception and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are attached to Schedule 5.19. Except as disclosed on Schedule 5.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of
Schedule 5.19 hereof.  Neither the Stockholders, any such Plan listed in
Schedule 5.19, nor the Company or, to the knowledge of the Stockholders, other person has engaged in any transaction with any Plan which is prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No such Plan listed in Schedule 5.19 has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(l) of ERISA, whether or not waived; and the Company nor, to the knowledge of the Stockholders, any other person has incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation with respect to any Plan or breached any fiduciary duty with respect to any Plan. The Company further represents that except as set forth on Schedule 5.20 hereto:

              (i) there have been no terminations, partial terminations or discontinuations of contributions to any Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

              (ii) no Plan listed in Schedule 5.19 is subject to the provisions of Title IV of ERISA;

              (iii) there have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such Plan listed in Schedule 5.19;

              (iv) the Company has not incurred liability under Section 4062 or Section 4069 of ERISA;

              (v) no circumstances exist pursuant to which the Company could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than the Company that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes the Company; and

              (vi) each Plan may be unilaterally terminated at any time by the Company without a Material Adverse Effect upon the Company.

       5.21 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth on Schedule 5.21 or 5.13, the Company is not in violation of any law or regulation or any order of any court or Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it other than violations that would not have a Material Adverse Effect on the Company; and except to the extent set forth on
Schedule 5.10, 5.13 or 5.21, there are no claims, actions, suits or proceedings, pending or, to the knowledge of the Stockholders, threatened against or affecting, the Company, at law or in equity, or before or by any Federal, state, local or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over any of them and no written notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company. Except as set forth in Schedule 5.21, the Company has conducted and is now conducting its business in compliance with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, orders, approvals, variances, rules and regulations except where such noncompliance would not have a Material Adverse Effect on the Company.

       5.22   TAXES.

       (a) The Company has timely filed all requisite Federal, state and other Tax Returns due or extension requests for such Tax Returns for all fiscal periods ended on or before the Balance Sheet Date; and except as set forth on
Schedule 5.22, there are no examinations in progress or claims pending against it for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. All Tax, including interest and penalties (whether or not shown on any Tax Return), owed by the Company has been paid or provided for in the Financial Statements. The amounts shown as accruals for Taxes on the Company Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income Tax Returns and franchise Tax Returns of Company for their last three (3) fiscal years, or such shorter period of time as any of them shall have existed, are attached hereto as Schedule 5.22 or have otherwise been delivered to CLC. The Company has a taxable year ended February 28. Except as set forth on Schedule 5.22, the Company uses the accrual method of accounting for income tax purposes, and the Company's methods of accounting have not changed in the past five years. The Company is not an Investment Company as defined in Section 351(e)(1) of the Code. Except as set forth on Schedule 5.22, the Company is not and has not been a party to any tax sharing agreement or agreement of similar effect. Except as set forth on Schedule 5.22, the Company is not and has not been a member of any consolidated group. The Company has not received, been denied, or applied for any private letter ruling during the last ten years.

       (b) The Company has been a validly existing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence and the Company will be an S corporation up to and including the day before the Closing Date. The Company would not be liable for any tax under Section 1374 of the Code if its assets were sold for their fair market value as of the Closing Date. Neither the Company nor any qualified subchapter S subsidiary of the Company has, in the past 10 years, (A) acquired assets from another corporation in a transaction in which the Company's tax basis in the acquired assets was determined, in whole or part, by reference to the tax basis of the acquired assets in the hands of the transferor or (B) acquired the stock of any corporation which is a qualified subchapter S subsidiary. The Stockholders shall pay, and they hereby indemnify CLC and the Company against, all income taxes payable with respect to the Company's operations for all periods through and including the Consummation Date regardless of whether the tax payment is not due until after the Consummation Date.

       5.23   NO VIOLATIONS; NO CONSENT REQUIRED, ETC.

       (a) The Company is not in violation of any Charter Document. Except as set forth on Schedule 5.23(a), neither the Company nor, to the best knowledge of the Stockholders, any other party thereto, is in default under any lease, instrument, agreement, license, or permit set forth on Schedule 5.10, 5.12, 5.13, 5.14, 5.15(a), 5.15(b) or 5.16 (the "Material Documents") which violation or default would reasonably be expected to have a Material Adverse Effect upon the Company.

       (b) The execution and delivery of this Agreement by each of the Company and the Stockholders do not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under any of the terms, conditions or provisions of (i) the Charter Documents of the Company, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to the Company or any of its properties or assets, or (iii) any Material Document to which the Company or any of the Stockholders is now a party or by which any of the Stockholders or the Company or any of its properties or assets may be bound or affected. The consummation by the Company and the Stockholders of the transactions contemplated herein will not result in any material violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Effective Time) such consents as may be required from commercial lenders, lessors or other third parties.

       (c) Except as set forth on Schedule 5.23 and except for requirements under the Hart-Scott Act, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to the consummation by the Company and the Stockholders of any of the transactions contemplated herein in order to remain in full force and effect, and consummation by the Company and the Stockholders of the transactions contemplated herein will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit, the loss of which would reasonably be expected to have a Material Adverse Effect upon the Company.

       (d) Except for (i) the filing of the Registration Statement, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities and (iii) any filing required under the Hart-Scott Act in connection with the purchase and sale of the Company Stock, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by the Company and the Stockholders or the consummation by the Company and the Stockholders of the transactions contemplated herein.

       (e) Except as set forth on Schedule 5.23, none of the Material Documents prohibits the use or publication by the Company or CLC of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts the Company from providing services or selling products to any other customer or potential customer of the Company, or to the knowledge of the Stockholders, CLC or any Other Founding Company.

       5.24 GOVERNMENT CONTRACTS. Except as set forth on Schedule 5.24, the Company is not now a party to any governmental contract subject to price redetermination or renegotiation.

       5.25 ABSENCE OF CHANGES. Since December 31, 1997, except as set forth on Schedule 5.25 or as otherwise contemplated herein, there has not been:

              (i)    any Material Adverse Change in the Company;

              (ii) any damage, destruction or loss (whether or not covered by insurance), alone or in the aggregate, which has caused a Material Adverse Effect on the Company;

              (iii) any change in the authorized capital of the Company or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

              (iv) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company;

              (v) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by the Company to any of its officers, directors, Stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

              (vi) any work interruptions, labor grievances or claims filed, or any event or condition of any character, which has caused a Material Adverse Effect on the Company;

              (vii) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Company to any person, including, without limitation, the Stockholders and their Affiliates, except inventory sold or transferred in the ordinary course of business;

              (viii) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to the Company, including without limitation any indebtedness or obligation of any Stockholders or any Affiliate thereof;

              (ix) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the material assets, property or rights of the Company or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

              (x) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of the Company's business;

              (xi) any waiver of any material rights or claims of the Company;

              (xii) any amendment or termination of any material contract, agreement, license, permit or other right to which the Company is a party;

              (xiii) any transaction by the Company outside the ordinary course of its business;

              (xiv) any cancellation or termination of a material contract with a customer or client prior to the scheduled termination date other than in the ordinary course of business of the Company and of which notice has been given to CLC;

              (xv) any other distribution of property or assets by the Company other than in the ordinary course of business and other than distributions of real estate and other assets as permitted by this Agreement (including the Schedules hereto); or

              (xvi) any occurrence that is reasonably likely to give rise to a contingent liability which would have a Material Adverse Effect on the Company.

       5.26 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. The Company has delivered to CLC an accurate schedule (which is set forth on Schedule 5.26) as of the date of the Agreement of:

              (i) the name of each financial institution in which the Company has accounts or safe deposit boxes;

              (ii)   the names in which the accounts or boxes are held;

              (iii)  the type of account and account number; and

              (iv) the name of each person authorized to draw thereon or have access thereto.

Schedule 5.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from the Company and a description of the terms of such power.

       5.27 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by the Company and the performance by the Company of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of the Company and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of the Company, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or other similar laws and equity principles relating to creditors' rights generally.

       5.28 RELATIONS WITH GOVERNMENTS. To the knowledge of the Stockholders, none of the Company, any of the Stockholders, or any Affiliate of any of them has given or offered anything of value to any governmental official, political party or candidate for government office nor has it or any of them otherwise taken any action which would in any case cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

       5.29 DISCLOSURE. (a) The representations and warranties of the Stockholders as set forth in this Agreement, including the Annexes and Schedules hereto, to the extent they relate to the Company and the Stockholders, the completed Director and Officer Questionnaires, with respect to any Stockholder who has completed such, and the written information provided by the Company or any Stockholder to CLC's environmental consultants do not contain an untrue statement of a material fact concerning the Company or the Stockholders or omit to state a material fact concerning the Company or the Stockholders necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents made or omitted in reliance upon information furnished in writing by the Other Founding Companies, CLC and its Affiliates or any representatives or agents of CLC and its Affiliates.

       (b) The Stockholders acknowledge and agree (i) that there exists no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, that a Registration Statement will become effective or that the IPO pursuant thereto will occur; (ii) that neither CLC nor Bellmeade Capital Partners L.L.C. or any of their officers, directors, agents or representatives nor any Underwriter shall have any liability to the Company, the Stockholders or any other person affiliated or associated with the Company for any failure of the Registration Statement to become effective, the IPO to occur at a particular price or within a particular range of prices or to occur at all, the transactions contemplated by this Agreement to be successful or the prospects for the Company described in the Registration Statement to be realized; and (iii) that the decision of Stockholders to enter into this Agreement, or to vote in favor of or consent to the proposed purchase and sale of the Company Stock, has been or will be made independent of, and without reliance upon, any statements, opinions or other communications, or due diligence investigations which have been or will be made or performed by any prospective Underwriter, relative to CLC or the prospective IPO.

       (c) No Stockholder has any present plan, intention, commitment, binding agreement or arrangement to dispose of any shares of CLC Stock to be received by such Stockholder as a result of the transactions contemplated in this Agreement, except for transfers permitted pursuant to Sections 15 and 17 hereof.

       5.30 PROHIBITED ACTIVITIES. Except as set forth on Schedule 5.30, the Company has not, between the Balance Sheet Date and the date hereof, taken any of the actions (Prohibited Activities) set forth in Section 7.3.

       5.31 NO WARRANTIES OR INSURANCE. Except as set forth on Schedule 5.31, the Company has no liability to any person under any warranty relating to goods sold or services provided by the Company and the Company does not offer or sell insurance or consumer protection plans or other arrangements that could result in the Company being required to make any payment to or perform any service for any person.

       5.32 INTEREST IN CUSTOMERS AND SUPPLIERS AND RELATED PARTY TRANSACTIONS. Except as described on Schedule 5.32, no Stockholder, officer, director or Affiliate of the Company (i) possesses, directly or indirectly, any financial interest in, or is a director, officer, employee or Affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of the Company, or (ii) is a party to an agreement or relationship, that involves the receipt by such person of compensation or property from the Company other than through a customary employment relationship.

       5.33 REGISTRATION STATEMENT. To the best of the Stockholders' knowledge, none of the information supplied by the Company in writing for inclusion in the Registration Statement contains any untrue statement of a material fact concerning the Company or the Stockholders or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein concerning the Company or the Stockholders, in light of the circumstances under which they are made, not misleading.

              (B)    Individual Representations and Warranties of Stockholders.

              Each Stockholder severally represents and warrants that the representations and warranties set forth below are true as of the date of this Agreement, and that the representations and warranties set forth in Section 5(B) shall survive the Consummation Date.

       5.34 AUTHORITY; OWNERSHIP. Such Stockholder has the full legal right, power and authority to enter into this Agreement. Such Stockholder owns beneficially and of record all of the shares of the Company Stock identified on
Schedule 5.3 hereto as being owned by such Stockholder, and such Company Stock is owned free and clear of all liens, encumbrances and claims of every kind.

       5.35 PREEMPTIVE RIGHTS. Except as set forth in this Section 5.35, such Stockholder does not have, or hereby waives, any preemptive or other right to acquire shares of Company Stock that such Stockholder has or may have had. Nothing herein, however, shall limit or restrict the rights of any Stockholder to acquire CLC Stock pursuant to (i) this Agreement or (ii) any outstanding option, warrant or other rights granted by CLC.

6.     REPRESENTATIONS OF CLC

       Except as set forth in the disclosure schedules attached hereto and except otherwise qualified below, CLC represents and warrants that all of the following representations and warranties in this Section 6 are true at the date of this Agreement, and that such representations and warranties shall survive the Consummation Date for a period of twenty-four months (the last day of such period being the "Expiration Date").

       6.1 DUE ORGANIZATION. CLC is a corporation duly incorporated and organized, validly existing and in good standing under the laws of the State of Delaware, and it has the requisite power and authority to carry on its business as it is now being conducted and as contemplated in the CLC Plan of Organization. CLC is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or authorization necessary, except where the failure to be so qualified or authorized to do business would not have a Material Adverse Effect. True, complete and correct copies of the Certificate of Incorporation and By-laws, as proposed to be amended, of CLC (the "CLC Charter Documents") are attached hereto as Annex II.

       6.2 AUTHORIZATION. (i) The officers of CLC executing this Agreement have the authority to enter into and bind CLC to the terms of this Agreement and (ii) CLC has the full legal right, power and authority to enter into and perform this Agreement. Copies of the most recent resolutions adopted by the Board of Directors of CLC, which approve this Agreement and the transactions contemplated herein in all respects, certified by the Secretary or an Assistant Secretary of CLC, as the case may be, as being in full force and effect on the date hereof, are attached hereto as Schedule 6.2.

       6.3 CAPITAL STOCK OF CLC. As of the date of this Agreement, the authorized capital stock of CLC is as set forth in the Draft Registration Statement. Immediately prior to the Closing Date and the Consummation Date, all of the issued and outstanding shares of the capital stock of CLC will be as set forth in the Registration Statement, free and clear of all liens, security interests, pledges, charges, voting trusts, restrictions, encumbrances and claims of every kind other than any restrictions described in the Registration Statement. All of the issued and outstanding shares of the capital stock of CLC has been duly authorized and validly issued, are fully paid and nonassessable and such shares were offered, issued, sold and delivered by CLC in compliance with all applicable state and Federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any past or present Stockholder of CLC.

       6.4 TRANSACTIONS IN CAPITAL STOCK; ORGANIZATION ACCOUNTING. Except for the Other Agreements and except as set forth in the Draft Registration Statement, (i) no option, warrant, call, conversion right or commitment of any kind exists which obligates CLC to issue any of its authorized but unissued capital stock; and (ii) CLC has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof. The outstanding options, warrants or other rights to acquire shares of the stock of CLC will be as described in the Registration Statement.

       6.5    SUBSIDIARIES.   CLC has no subsidiaries CLC does not presently
own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, and CLC, directly or indirectly, is not a participant in any joint venture, partnership or other non-corporate entity.

       6.6 FINANCIAL STATEMENTS. The financial statements of CLC included in the Draft Registration Statement (the "CLC Financial Statements") have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted thereon), and the balance sheet included therein presents fairly the financial position of CLC as of its date. To the knowledge of CLC, the pro forma consolidated financial data included in the Draft Registration Statement presents fairly the financial condition and operation of the Founding Companies and CLC on a consolidated basis at the respective date or for the respective periods to which they apply; such pro forma consolidated financial data have been prepared in each case in accordance with GAAP consistently applied throughout the periods involved except as otherwise indicated in the Draft Registration Statement, and as required by the 1933 Act and the regulations thereunder.

       6.7 LIABILITIES AND OBLIGATIONS. Except as set forth in the Draft Registration Statement, CLC has no material liabilities or obligations of any kind, character or description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business and consistent with past practices, liabilities or obligations set forth in or contemplated in this Agreement and the Other Agreements and except for fees incurred in connection with the transactions contemplated herein and therein.

       6.8 CONFORMITY WITH LAW; LITIGATION. Except to the extent set forth in the Draft Registration Statement, CLC is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and its stockholders and, there are no claims, actions, suits or proceedings, pending or, to the knowledge of CLC, threatened against or affecting CLC, at law or in equity, or before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. CLC has conducted and is conducting its business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in applicable Federal, state and local statutes, ordinances, permits, licenses, orders, approvals, variances, rules and regulations and is not in violation, in any material respect, of any of the foregoing.

       6.9 NO VIOLATIONS. (a) CLC is not in violation of any CLC Charter Document. Neither CLC or, to the best knowledge of CLC, any other party thereto, is in default under any lease, instrument, agreement, license, or permit to which CLC is a party, or by which CLC, or any of its properties, is bound (collectively, the "CLC Documents").

       (b) The execution and delivery of this Agreement by CLC does not violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of CLC under any of the terms, conditions or provisions of (i) the CLC Charter Documents, (ii) any statute, law, ordinance, rule, regulation, judgment, decree, order, injunction, writ, permit or license of any court or governmental authority applicable to CLC or any of its properties or assets, or (iii) any CLC Document. The consummation by CLC of the transactions contemplated herein will not result in any material violation, conflict, breach, right of termination or acceleration or creation of liens under any of the terms, conditions or provisions of the items described in clauses (i) through (iii) of the preceding sentence, subject, in the case of the terms, conditions or provisions of the items described in clause (iii) above, to obtaining (prior to the Effective Time) such consents as may be required from commercial lenders, lessors or other third parties.

       (c) Except for (i) the filings with the SEC pursuant to the 1933 Act in connection with the IPO and the purchase and sale of the Company Stock, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) any filings required under the Hart-Scott Act in connection with the transactions contemplated by the CLC Plan of Organization, none of the CLC Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to the consummation by CLC of any of the transactions contemplated herein in order to remain in full force and effect, and consummation by CLC of the transactions contemplated herein will not give rise to any right to termination, cancellation or acceleration or loss of any material right or benefit.

       (d) Except for (i) the filings with the SEC pursuant to the 1933 Act in connection with the IPO and the purchase and sale of the Company Stock, (ii) the declaration of the effectiveness thereof by the SEC and filings with various state blue sky authorities, and (iii) any filings required under the Hart-Scott Act in connection with the transactions contemplated in the CLC Plan of Organization, no declaration, filing or registration with, or notice to, or authorization, consent or approval of, any governmental or regulatory body or authority is necessary for the execution and delivery of this Agreement by CLC or the consummation by CLC of the transactions contemplated herein.

       6.10 VALIDITY OF OBLIGATIONS. The execution and delivery of this Agreement by CLC and the performance of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of CLC and this Agreement has been duly and validly authorized by all necessary corporate action and is a legal, valid and binding obligation of CLC.

       6.11 CLC STOCK. At the time of issuance thereof and delivery to the Stockholders, the CLC Stock to be delivered to the Stockholders pursuant to this Agreement will constitute valid, duly authorized and legally issued shares of CLC, fully paid and nonassessable, and with the exception of restrictions upon resale set forth in Sections 15 and 16 hereof, will be identical in all substantive respects (which do not include the form of certificate upon which it is printed or the presence or absence of a CUSIP number on any such certificate) to the CLC Stock issued and outstanding as of the date hereof by reason of the provisions of the Delaware GCL. The CLC Stock issued and delivered to the Stockholders shall at the time of such issuance and delivery be free and clear of any liens, claims or encumbrances of any kind or character. The shares of CLC Stock to be issued to the Stockholders pursuant to this Agreement will not be registered under the 1933 Act, except as provided in Section 17 hereof.

       6.12 BUSINESS; REAL PROPERTY; MATERIAL AGREEMENTS. CLC was formed in July 1997 and has conducted only limited operations since that time. CLC has not conducted any material business since the date of its inception, except in connection with this Agreement, the Other Agreements and the IPO. Except as described in the Draft Registration Statement, CLC does not own or has at any time owned any real property or any material personal property or is a party to any other material agreement other than the Other Agreements, the agreements contemplated hereby and such agreements as will be filed as Exhibits to the Registration Statement. Except as set forth in the Registration Statement, CLC has not entered into any material agreement with any of the Founding Companies or any of the Stockholders of the Founding Companies other than the Other Agreements and the agreements contemplated in each of the Other Agreements and the Registration Statement, including the employment agreements and leases referred to herein or entered into in connection with the transactions contemplated herein and therein.

       6.13 RELATIONS WITH GOVERNMENTS. Neither CLC nor any of its officers has given or offered anything of value to any government official, political party or candidate for government office nor has it or any of them otherwise taken any action which would cause CLC to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.

       6.14 INVESTMENT REPRESENTATIONS. CLC represents that the Company Stock is being acquired by CLC for its own account for investment purposes only and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended.

       6.15 OTHER AGREEMENTS. The Other Agreements have been duly authorized, executed and delivered by CLC and constitute the legal, valid and binding obligation of CLC enforceable against CLC in accordance with their respective terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, liquidation or other similar laws and equity principles relating to creditors' rights generally.

       6.16 TAXES. CLC has timely filed all requisite federal, state and other Tax Returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and there are no examinations in progress or claims pending against CLC for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for Taxes, whether pending or threatened, has been received. All Tax, including interest and penalties (whether or not shown on any Tax Return) owed by CLC, any member of an affiliated or consolidated group which includes or included CLC, or with respect to any payment made or deemed made by CLC herein has been paid. The amounts shown as accruals for Taxes on the financial statements for CLC are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. CLC is not an investment company as defined in Section 351(e)(1) of the Code.

       6.17   DISCLOSURE.

       (a) Neither the Draft Registration Statement delivered to the Company and the Stockholders, nor the representations and warranties of CLC set forth in this Agreement, contains an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing does not apply to statements contained in or omitted from any of such documents in reliance upon information furnished in writing by the Company or the Stockholders or the Other Founding Companies or the stockholders thereof specifically for inclusion in the Registration Statement.

       (b)    Based on and assuming the accuracy in all material respects of
(i) the representations and warranties, covenants and agreements of the Stockholders contained herein and (ii) the written information furnished to CLC by the Stockholders, the offering and issuance of shares of CLC Stock to the Stockholders and to the stockholders of the Other Founding Companies pursuant to this Agreement and to the Other Agreements have been made in compliance with all applicable federal and state securities laws.

7.     COVENANTS PRIOR TO CLOSING

       7.1    ACCESS AND COOPERATION; DUE DILIGENCE.

       (a) Between the date of this Agreement and the Consummation Date, the Company will afford to the officers and authorized representatives of CLC reasonable access during normal business hours to all of the Company's sites, properties, books and records and will furnish CLC with such additional financial and operating data and other information as to the business and properties of the Company as CLC may from time to time reasonably request. The Company will cooperate with CLC, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. CLC will treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect to the Company as confidential in accordance with the provisions of Section 14 hereof.

       (b) Between the date of this Agreement and the Consummation Date, CLC will afford to the officers and authorized representatives of the Company and/or the Stockholders access to all of CLC's sites, properties, books and records and will furnish the Company and/or the Stockholders with such additional financial and operating data and other information as to the business and properties of CLC as the Company and/or the Stockholders may from time to time reasonably request. CLC will cooperate with the Company and/or the Stockholders, their representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement. The Company and/or the Stockholders will cause all information obtained in connection with the negotiation and performance of this Agreement (including information regarding each of the Other Founding Companies) to be treated as confidential in accordance with the provisions of Section 14 hereof.

       7.2    CONDUCT OF BUSINESS PENDING CLOSING.  Except as set forth on
Schedule 7.2, between the date of this Agreement and the Consummation Date, the Company will:

              (i) carry on its respective businesses in the ordinary course, consistent with past practice, and not introduce any material new method or changes in management, operation or accounting;

              (ii) maintain its respective properties, equipment and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

              (iii) perform all of its obligations under agreements relating to or affecting its assets, properties, equipment or rights, the nonperformance of which could have a Material Adverse Effect on the Company;

              (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

              (v) use reasonable efforts to maintain and preserve its business organization intact, retain its respective key employees and maintain its respective material relationships with suppliers, customers and others having business relations with the Company;

              (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities, the noncompliance with which could have a Material Adverse Effect on the Company;

              (vii) maintain present debt and lease instruments in accordance with their terms and not enter into new or amended debt or lease instruments without the knowledge and written consent of CLC (which consent shall not be unreasonably withheld);

              (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices; and

              (ix) maintain the Company's Operating Capital, including cash, at or above the level set forth on Annex I as agreed by CLC.

       7.3 PROHIBITED ACTIVITIES. Except as set forth on Schedule 7.3 or on Annex I to this Agreement, between the date hereof and the Consummation Date, the Company will not, without prior written consent of CLC:

              (i)    make any change in its Charter Documents;

              (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants listed in
       Schedule 5.4;

              (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

              (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount, in the aggregate, not in excess of $250,000;

              (v) create or assume to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $250,000 necessary or desirable for the conduct of the businesses of the Company, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens set forth on Schedule 5.10, 5.15(b) and/or 5.16 hereto;

              (vi) except as set forth in Schedule 7.3(vi), sell, assign, lease or otherwise transfer or dispose of any property or equipment with a net book value in excess of $25,000 except in the normal course of business;

              (vii) consummate or enter into any commitment for the acquisition of any business or the start-up of any new business;

              (viii) merge or consolidate or agree to merge or consolidate with or into any other corporation;

              (ix) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 5.11 unless specifically listed thereon;

              (x) commit a material breach of or amend or terminate any material agreement, permit, license or other right of the Company; or

              (xi) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

       7.4 NO SHOP. None of the Stockholders, the Company, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Consummation Date or the termination of this Agreement in accordance with its terms, directly or indirectly:

              (i) solicit or initiate the submission of proposals or offers from any person for,

              (ii)   participate in any discussions pertaining to, or

              (iii) furnish any information to any person other than CLC or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation, share exchange or business combination of the Company.

       7.5 AGREEMENTS. Except as disclosed on Schedule 7.5, the Stockholders and the Company shall terminate (i) any stockholders agreements, voting agreements, voting trusts, options, warrants and employment agreements between the Company and any employee listed on Schedule 9.11 hereto and (ii) except as otherwise provided in this Agreement, any existing agreement between the Company and any Stockholder, on or prior to the Consummation Date. Such termination agreements are listed on Schedule 7.5 and copies thereof are attached thereto. In addition, either prior to or within 30 days of the Consummation Date, all notes payable to the Stockholders by the Company and all notes payable to the Company by the Stockholders shall be paid in full.

       7.6 NOTIFICATION OF CERTAIN MATTERS. The Stockholders and the Company shall give prompt notice to CLC of the Company's or any Stockholder's knowledge of (i) the occurrence or non-occurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of the Company or the Stockholders contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of any Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. CLC shall give prompt notice to the Company of CLC's knowledge of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of CLC contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of CLC to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder. The delivery of any notice pursuant to this
Section 7.6 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, which modification may only be made pursuant to Section 7.7, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

       7.7 AMENDMENT OF SCHEDULES. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until 24 hours prior to the anticipated effectiveness of the Registration Statement to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules or which may have been omitted from the schedules previously provided by the Company; provided however, that supplements and amendments to Schedules 5.10, 5.11, 5.14, 5.15(a), and 5.15(b) shall only have to be delivered at the Closing Date, unless such Schedule is to be amended to reflect an event occurring other than in the ordinary course of business. Notwithstanding the foregoing sentence, no amendment or supplement to a Schedule prepared by the Company that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on the Company may be made unless CLC consents to such amendment or supplement; and provided further, that no amendment or supplement to a Schedule prepared by CLC that constitutes or reflects an event or occurrence that would have a Material Adverse Effect on CLC may be made unless a majority of the Founding Companies consent to such amendment or supplement. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Sections 8.1 and 9.1 have been fulfilled, the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant
to this Section 7.7.   In the event that the Company seeks to amend or
supplement a Schedule pursuant to this Section 7.7 to reflect an item not known to the Company or the Stockholders at the time of entering into this Agreement or an event occurring after the date of this Agreement, and CLC does not consent, in its reasonable discretion, to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. In the event that CLC seeks to amend or supplement a Schedule pursuant to this Section 7.7 and a majority of the Founding Companies do not consent to such amendment or supplement, this Agreement shall be deemed terminated by mutual consent as set forth in Section 12.1(i) hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 7.7 with respect to an attempt to supplement or amend a Schedule to reflect an item not known to the Company or Stockholders at the time of execution or occurring after the date of execution of this Agreement.

       7.8 COOPERATION IN PREPARATION OF REGISTRATION STATEMENT. The Company and the Stockholders shall furnish or use reasonable efforts to cause to be furnished to CLC and the Underwriters all of the information concerning the Company and the Stockholders and their Affiliates as CLC may reasonably request required for inclusion in, and will cooperate with CLC and the Underwriters in the preparation of, the Registration Statement and the prospectus included therein (including audited and unaudited financial statements, prepared in accordance with GAAP, in form suitable for inclusion in the Registration Statement). The parties hereto agree that the disclosure of information with respect to the Company and the Stockholders and their Affiliates in the Registration Statement and while marketing the securities of CLC in the IPO shall not be a violation of any confidentiality agreement, including Article 14 of this Agreement, among the parties hereto or their officers or stockholders. The Company and the Stockholders agree promptly to advise CLC if at any time during the period in which a prospectus relating to the offering is required to be delivered under the 1933 Act, any information contained in the prospectus concerning the Company or the Stockholders or their Affiliates becomes incorrect or incomplete in any material respect and to provide the information needed to correct such inaccuracy. The Company and the Stockholders shall have the right to review and approve in advance any statements made about the Company or the Stockholders in the Registration Statement. Subject to the Company's and the Stockholder's review and approval of such information in the Registration Statement, insofar as the information relates solely to the Company or the Stockholders or their Affiliates, the Company represents and warrants as to such information with respect to itself, and each Stockholder represents and warrants, as to such information with respect to the Company and himself or herself, that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. CLC represents and warrants that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that this representation and warranty shall not extend to the accuracy of any information included in the Registration Statement that was provided by the Company or the Stockholders in writing specifically for inclusion in the Registration Statement.

       7.9 FINAL FINANCIAL STATEMENTS. The Company shall provide at least 10 days prior to the Consummation Date the unaudited consolidated balance sheets of the Company as of the end of all fiscal quarters following the Balance Sheet Date and ending at least 30 days prior to the Consummation Date, and the unaudited consolidated statement of income, cash flows and retained earnings of the Company for all such fiscal quarters. Such financial statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will be prepared in accordance with GAAP and will present fairly the results of operations of the Company for the periods indicated therein.

       7.10 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or appropriate to carry out the transactions contemplated herein.

       7.11 COMPLIANCE WITH THE HART-SCOTT ACT. All parties to this Agreement hereby recognize that one or more filings under the Hart-Scott Act may be required in connection with the transactions contemplated herein. If it is determined by the parties to this Agreement that filings under the Hart-Scott Act are required, then: (i) each of the parties hereto agrees to cooperate and use its best efforts to comply with the Hart-Scott Act, (ii) such compliance by the Stockholders and the Company shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 9 of this Agreement, and such compliance by CLC shall be deemed a condition precedent in addition to the conditions precedent set forth in Section 8 of this Agreement, and (iii) the parties agree to cooperate and use their best efforts to cause all filings required under the Hart-Scott Act to be made. If filings under the Hart-Scott Act are required, the costs and expenses thereof (including filing fees) shall be borne by CLC. The obligation of each party to consummate the transactions contemplated in this Agreement is subject to the expiration or termination of the waiting period under the Hart-Scott Act, if applicable.

       7.12   TRANSFERS OF PERMITS AND INTANGIBLES.    The Stockholders shall
use commercially reasonable efforts to cause all trademarks, trade names, patents, patent applications, copyrights and other intellectual property owned or held by employees of the Company which are material to the operations of the business of the Company to be assigned or licensed to the Company for no additional consideration.

       7.13 DIVIDENDS. The Company may, after the Balance Sheet Date and before the Consummation Date, pay to the Stockholder only the dividends or distributions expressly permitted by Annex I hereto.

8.     CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDERS AND COMPANY

       The obligations of the Stockholders and the Company with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions, except Section 8.8. The obligations of the Stockholders and the Company with respect to actions to be taken on the Consummation Date are subject to the satisfaction or waiver on or prior to the Consummation Date of the conditions set forth in Sections 8.1, 8.2, 8.5, 8.6, 8.7 and 8.8. As of the Closing Date or, with respect to the conditions set forth in Sections 8.1, 8.2, 8.5, 8.6,
8.7 and 8.8, as of the Consummation Date, if any such conditions have not been satisfied, the Stockholders (acting in unison) shall have the right to terminate this Agreement, or in the alternative, waive any condition not so satisfied. Any act or action of the Stockholders in consummating the Closing or delivering the certificates representing Company Stock as of the Consummation Date shall constitute a waiver of any conditions not so satisfied. However, no such waiver shall be deemed to affect the survival of the representations and warranties of CLC contained in Section 6 hereof.

       8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of CLC contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Consummation Date as though such representations and warranties had been made as of that time; all of the terms, covenants and conditions of this Agreement to be complied with and performed by CLC on or before the Closing Date and the Consummation Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date and the Consummation Date, respectively, and signed by the President or any Vice President of CLC shall have been delivered to the Stockholders.

       8.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock or the IPO or the consummation of the Other Agreements in a manner that would have a Material Adverse Effect upon CLC.

       8.3 OPINION OF COUNSEL. The Company shall have received an opinion from counsel for CLC, dated the Closing Date, in the form annexed hereto as Annex III, and an opinion in a form satisfactory to the Stockholders and their counsel that the CLC Plan of Organization will qualify as a tax-free transfer of property under Section 351 of the Code and that the Stockholders will not recognize gain to the extent the Stockholders exchange stock of the Company for CLC Stock (but not cash or other property) pursuant to the CLC Plan of Organization.

       8.4 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and not subject to any stop order proceedings and the underwriters named therein shall have agreed to acquire on a firm commitment basis, subject to the conditions set forth in the underwriting agreement, on terms such that the aggregate value of the cash and the number of shares of CLC Stock to be received by the Stockholders is not less than the Minimum Value set forth on Annex I.

       8.5 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein and no governmental agency or body shall have taken any other action or made any request of Company as a result of which Company deems it inadvisable to proceed with the transactions hereunder.

       8.6 GOOD STANDING CERTIFICATES. CLC shall have delivered to the Company a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Delaware Secretary of State and in each state in which CLC is authorized to do business, showing that CLC is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for CLC for all periods prior to the Closing have been filed and paid and CLC shall be in good standing in such states on the Closing Date and the Consummation Date.

       8.7    NO MATERIAL ADVERSE CHANGE.   No event or circumstance shall have
occurred with respect to CLC which would constitute a Material Adverse Effect.

       8.8 CLOSING OF IPO. The closing of the sale of the CLC Stock to the Underwriters in the IPO shall have occurred simultaneously with the Consummation Date hereunder.

       8.9 SECRETARY'S CERTIFICATE. The Company shall have received a certificate or certificates, dated the Closing Date and signed by the secretary of CLC, certifying the truth and correctness of attached copies of CLC's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and, if required, the stockholders of CLC approving CLC's entering into this Agreement and the consummation of the transactions contemplated herein.

       8.10   EMPLOYMENT AGREEMENTS.  Each of the persons listed on Schedule
9.11 shall have been offered an employment agreement substantially in the form of Annex V hereto.

       8.11 BELLMEADE TRANSFER RESTRICTIONS. Bellmeade Capital Partners L.L.C. and its Affiliates shall have entered into an agreement with CLC containing substantially the same terms and conditions as are contained in
Section 15.1; provided, however, that transfers to third parties in connection with any financing of the expenses of the transactions contemplated by this Agreement and the Registration Statement shall be permitted.

9.     CONDITIONS PRECEDENT TO OBLIGATIONS OF CLC

       The obligations of CLC with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions, except Section 9.12. The obligations of CLC with respect to actions to be taken on the Consummation Date are subject to the satisfaction or waiver on or prior to the Consummation Date of the conditions set forth in Sections 9.1, 9.2, 9.4, 9.7 and 9.12. As of the Closing Date or, with respect to the conditions set forth in Sections 9.1, 9.2, 9.4, 9.7 and 9.12, as of the Consummation Date, if any such conditions have not been satisfied, CLC shall have the right to terminate this Agreement, or waive any such condition, but no such waiver shall be deemed to affect the survival of the representations and warranties contained in Section 5 hereof.

       9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of the Stockholders and the Company contained in this Agreement shall be true and correct in all material respects as of the Closing Date and the Consummation Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants and conditions of this Agreement to be complied with or performed by the Stockholders and the Company on or before the Closing Date or the Consummation Date, as the case may be, shall have been duly performed or complied with in all material respects; and the Stockholders shall have delivered to CLC certificates dated the Closing Date and the Consummation Date, respectively, and signed by them to such effect.

       9.2 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock or the IPO.

       9.3 SECRETARY'S CERTIFICATE. CLC shall have received a certificate, dated the Closing Date and signed by the secretary of the Company, certifying the truth and correctness of attached copies of the Company's Certificate of Incorporation (including amendments thereto), By-Laws (including amendments thereto), and resolutions of the board of directors and the Stockholders approving the Company's entering into this Agreement and the consummation of the transactions contemplated herein.

       9.4 NO MATERIAL ADVERSE EFFECT. No event or circumstance shall have occurred with respect to the Company which would constitute a Material Adverse Effect, and the Company shall not have suffered any material loss or damages to any of its properties or assets, whether or not covered by insurance, which change, loss or damage materially affects or impairs the ability of the Company to conduct its business.

       9.5 STOCKHOLDERS' RELEASE. The Stockholders shall have delivered to CLC an instrument dated the Closing Date which shall be effective only upon the occurrence of the Consummation Date releasing the Company from (i) any and all claims of the Stockholders against the Company and CLC and (ii) obligations of the Company and CLC to the Stockholders, except for (x) items specifically identified on Schedules 5.10, 5.16 as being claims of or obligations to the Stockholders, (y) continuing obligations to Stockholders relating to their employment by the Company and (z) obligations arising under this Agreement or the transactions contemplated herein. In the event that the Consummation Date does not occur, then the release instrument referenced herein shall be void and of no further force or effect.

       9.6    TERMINATION OF RELATED PARTY AGREEMENTS.  Except as set forth on
Schedule 9.6, all existing agreements between the Company and the Stockholders (and between the Company and entities controlled by the Stockholders) shall have been canceled effective prior to or as of the Consummation Date.

       9.7 OPINION OF COUNSEL. CLC and the Underwriters shall have received an opinion from Counsel to the Company and the Stockholders, dated the Closing Date, substantially in the form annexed hereto as Annex IV.

       9.8 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency relating to the consummation of the transactions contemplated herein shall have been obtained and made; all consents and approvals of third parties listed on Schedule 5.23 shall have been obtained; and no action or proceeding shall have been instituted or threatened to restrain or prohibit the purchase and sale of the Company Stock and no governmental agency or body shall have taken any other action or made any request of CLC as a result of which CLC deems it inadvisable to proceed with the transactions hereunder.

       9.9 GOOD STANDING CERTIFICATES. The Company shall have delivered to CLC a certificate, dated as of a date no earlier than ten days prior to the Closing Date, duly issued by the appropriate governmental authority in the State of Incorporation and, unless waived by CLC, in each state in which the Company is authorized to do business, showing the Company is in good standing and authorized to do business and that all state franchise and/or income tax returns and taxes for the Company for all periods prior to the Closing have been filed and paid.

       9.10 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC.

       9.11   EMPLOYMENT AGREEMENTS.  Each of the persons listed on Schedule
9.11 shall have entered into an employment agreement substantially in the form of Annex V hereto.

       9.12 CLOSING OF IPO. The closing of the sale of the CLC Stock to the Underwriters in the IPO shall have occurred simultaneously with the Consummation Date hereunder and the Stockholders shall have delivered to the Underwriters such customary closing documents as they may reasonably request.

       9.13 FIRPTA CERTIFICATE. Each Stockholder (other than the stockholders which are foreign entities or foreign residents) shall have delivered to CLC a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

       9.14 RESIGNATIONS OF DIRECTORS; APPOINTMENT OF OFFICER. Any directors of the Company, other than those identified on Schedule 2.1, shall have resigned as directors of the Company. CLC's Chief Financial Officer shall have been elected a Vice President and Secretary of the Company effective as of the Consummation Date.

       9.15   AMENDMENTS TO CHARTER DOCUMENTS.   Any amendments to the Charter
Documents necessary to reduce or increase, as the case may be, the number of directors of the Company to two shall be in effect as of the Consummation Date.

       9.16 REGISTRATION STATEMENT CERTIFICATE. Each Stockholder shall have delivered to CLC a certificate, in a form satisfactory to CLC, certifying as to the information provided to CLC and its counsel by the Company and the Stockholders for inclusion in the Registration Statement.

10.    COVENANTS OF CLC AND THE STOCKHOLDERS AFTER CLOSING

       10.1   RELEASE FROM GUARANTEES; REPAYMENT OF CERTAIN OBLIGATIONS.
Within one hundred and twenty (120) days of the Consummation Date, CLC shall use commercially reasonable efforts to have the Stockholders released from any and all guarantees of the Company's indebtedness, including bond obligations, identified on Schedule 10.1. In the event that CLC cannot obtain such releases from the lenders of any such guaranteed indebtedness identified on Schedule
10.1 on or prior to 120 days subsequent to the Consummation Date, CLC shall promptly pay off or otherwise refinance or retire such indebtedness such that the Stockholders' personal liability shall be released. CLC will indemnify the Stockholders against any loss or damage suffered as a result of the personal guarantees following the Closing Date.

       10.2 PRESERVATION OF TAX AND ACCOUNTING TREATMENT. Except as contemplated by this Agreement or the Registration Statement, after the Consummation Date, CLC shall not and shall not permit any of its Subsidiaries to undertake any act that would jeopardize the tax-free status of the exchange of Company Stock for CLC Stock (but not cash or other property), including without limitation:

              (a) the retirement or reacquisition, directly or indirectly, of all or part of the CLC Stock issued in connection with the transactions contemplated herein; or

              (b) the entering into of financial arrangements for the benefit of the Stockholders other than as described in the Registration Statement or as described in this Agreement.

       10.3   PREPARATION AND FILING OF TAX RETURNS.

              (i) The Company, if possible, or otherwise the Stockholders shall file or cause to be filed all income Tax Returns (federal, state, local or otherwise) of the Company and its Subsidiaries for all taxable periods that end on or before the Consummation Date, and shall permit CLC to review all such Tax Returns prior to such filings except with respect to information pertaining to members of a consolidated group other than the Company. Unless the Company is a C corporation, the Stockholders shall pay or cause to be paid all Tax liabilities (in excess of all amounts already paid with respect thereto or properly accrued or reserved with respect thereto on the Company Financial Statements) shown by such Returns to be due.

              (ii) CLC shall file or cause to be filed all separate Returns of, or that include, the Company and its Subsidiaries for all taxable periods ending after the Consummation Date.

              (iii) Each party hereto shall, and shall cause its subsidiaries and Affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant Returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by Taxing Authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file Returns pursuant to this Agreement shall bear all costs of filing such Returns.

              (iv) Each of the Company, CLC and each Stockholder shall comply with the tax reporting requirements of Section 1.351-3 of the Treasury Regulations promulgated under the Code, and treat the transaction as a tax-free contribution under Section 351(a) of the Code subject to gain, if any, recognized on the receipt of cash or other property under Sections 351(b) or 357(c) of the Code.

       10.4 DIRECTORS. The persons named in the Registration Statement shall be appointed as directors and elected as officers of CLC, as and to the extent set forth in the Registration Statement, promptly following the Consummation Date.

       10.5 PRESERVATION OF EMPLOYEE BENEFIT PLANS. Following the Consummation Date, CLC shall not terminate any health insurance, life insurance or 401(k) plan in effect at the Company until such time as CLC is able to replace such plan with a plan that is applicable to CLC and all of its then existing subsidiaries, provided that CLC shall have no obligation to provide replacement plans that have the same terms and provisions as the existing plans, provided, further, that any new health insurance plan shall provide for coverage for preexisting conditions.

11.    INDEMNIFICATION

       The Stockholders and CLC each make the following covenants that are applicable to them, respectively:

       11.1 GENERAL INDEMNIFICATION BY THE STOCKHOLDERS. The Stockholders covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless CLC and the Company at all times, from and after the date of this Agreement until the Expiration Date (provided that for purposes of Section 11.1(iii) below, the Expiration Date shall be the date on which the applicable statute of limitations expires), from and against all claims, damages (including consequential, punitive or exemplary), actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees, consulting fees and expenses of investigation and environmental response) incurred by CLC and the Company as a result of or arising from (i) any breach of the representations and warranties of the Stockholders or the Company set forth herein or on the schedules or certificates delivered in connection herewith, except for the representations and warranties of the Stockholders set forth in
Section 5.13 and Schedule 5.13, if any, (ii) any breach of any agreement on the part of the Stockholders or the Company under this Agreement, or (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to the Company or the Stockholders which was based upon and in conformity with information provided in writing to CLC or its counsel by the Company or the Stockholders expressly for use in the Registration Statement or any prospectus forming a part thereof and is contained in the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to the Company or the Stockholders required to be stated therein or necessary to make the statements therein not misleading to the extent such omission or alleged omission is based upon the failure of the Company or the Stockholders to provide to CLC the information containing that fact in any Schedule hereto or otherwise to provide the information to CLC in writing, but such indemnity shall not inure to the benefit of CLC or the Company to the extent that such untrue statement (or alleged untrue statement) was made in, or omission (or alleged omission) occurred in, any preliminary prospectus and the Stockholders provided, in writing, corrected information to CLC counsel and to CLC for inclusion in the final prospectus, and such information was not so included or properly delivered, and provided further, that no Stockholder shall be liable for any indemnification obligation pursuant to this Section 11.1 to the extent solely attributable to a breach of any representation, warranty or agreement made herein individually by any other Stockholder.

       CLC acknowledges and agrees that other than the representations and warranties of the Company or the Stockholders specifically contained in this Agreement, there are no representations or warranties of the Company or the Stockholders, either express or implied, with respect to the transactions contemplated by this Agreement, the Company or its assets, liabilities and business.

       CLC and the Company further acknowledge and agree that their sole and exclusive remedy with respect to any and all claims relating to this Agreement and the transactions contemplated in this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 11. CLC and the Company hereby waive to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action they or any indemnified person may have against the Company or any Stockholder relating to this Agreement or the transactions arising under or based upon any federal, state, local or foreign statute, law, rule, regulation or otherwise.

       11.2   ENVIRONMENTAL INDEMNIFICATION BY THE STOCKHOLDERS.

       (a) The sole indemnity obligations of the Stockholders with respect to any Environmental Liability are set forth in this Section
              11.2. CLC has retained URS Greiner Woodward-Clyde ("Woodward-Clyde") to prepare a phase I environmental assessment of the properties and facilities of the Company (the "Woodward-Clyde Assessment"). CLC will provide the Stockholders a copy of the Woodward-Clyde Assessment promptly after it is received by CLC. Based on the Woodward-Clyde Assessment and other information known to the Stockholders and CLC, the Stockholders and CLC will prepare Schedule 11.2, which schedule shall list (i) conditions existing as of the Consummation Date on the Company's properties or facilities that require or would require Environmental Response Measures as of the Consummation Date if all facts were made known to the governmental agency without regard to any historic contamination defense, (ii) violations of Environmental Law by the Company occurring prior to the Consummation Date, and (iii) other Environmental Liabilities of the Company or conditions existing prior to the Consummation Date that require or would require Environmental Response Measures as of the Consummation Date if all facts were made known to a governmental agency without regard to any historic contamination defense (collectively referred to as the "Scheduled Environmental Liabilities").

       (b) The Stockholders covenant and agree that they, jointly and severally, will indemnify, defend, protect and hold harmless CLC and the Company from and after the Consummation Date from and against:

              (i) any and all Scheduled Environmental Liabilities, as set forth on Schedule 11.2 to this Agreement; and

              (ii) any and all Environmental Liabilities, other than those described in and covered by Section 11.2(b)(i), arising from or incurred in connection with the business operations of the Company prior to the Consummation Date.

       (c) Notwithstanding the foregoing, Stockholders shall have no obligation to indemnify CLC and the Company pursuant to Section 11.2(b)(ii) until the aggregate amount of Environmental Liabilities sustained by such companies for which indemnification would be provided under Section 11.2(b)(ii) exceeds on a cumulative basis $100,000 (the "Basket Amount"). After the Basket Amount has been exceeded, the Stockholders shall indemnify CLC and the Company for 50% of the next $400,000 of Environmental Liabilities sustained by such companies that are subject to indemnification under Section 11.2(b)(ii) and for 100% of such Environmental Liabilities in excess of $500,000. Further, the indemnity obligation of the Stockholders under Section 11.2(b)(ii) shall only apply to Environmental Liabilities for which a notice of claim is provided to the Stockholders by CLC within five years of the Consummation Date.

       (d)    The aggregate liability of the Stockholders pursuant to this
              Section 11.2, exclusive of Environmental Insurance proceeds applied pursuant to Section 11.2(e), shall not exceed the lesser of $5.0 million or 40% of the Acquisition Consideration.

       (e) CLC, the Company and the Stockholders (collectively referred to as the "Insuring Parties") shall secure environmental legal liability insurance and environmental pollution insurance for unknown conditions ("Environmental Insurance") as follows:

              (i) The insurance shall be a term of five years from the Consummation Date, shall provide coverage of $25.0 million per incident and aggregate coverage of $70.0 million, and shall have a deductible of $25,000 per incident.

              (ii) CLC shall pay 75% of the insurance premiums payable for the Environmental Insurance, and the Stockholders and the Stockholders of the Other Founding Companies shall pay the remaining 25% of such insurance premiums. The obligation of the Stockholders and the stockholders of the Other Founding Companies to pay the insurance premium under this section shall be allocated among such parties based upon an allocation to be determined by the Stockholders and the stockholders of the Other Founding Companies and communicated in writing by such parties to CLC prior to the Closing. The Stockholders agree that the portion of the insurance premium payable by them may be withheld by CLC from the cash portion of the Acquisition Consideration payable to them.

              (iii) The insurance shall cover risks from inception of the Company's business forward through the term of the insurance. The Insuring Parties shall cooperate fully in complying with insurance underwriting requirements. The Stockholders shall be named insureds under the Environmental Insurance.

              The amount of any Environmental Insurance proceeds shall be applied to reduce the loss that is subject to indemnification under this Section 11.2, but the Environmental Insurance proceeds shall not serve to reduce the aggregate liability of the Stockholders pursuant to this Section 11.2 nor to otherwise modify the indemnification obligations. Any Environmental Insurance proceeds shall not serve to reduce the Basket Amount threshold. In the event of a coverage dispute or other insurance-related litigation, the Insuring Parties other than the Stockholders shall be entitled to control any such dispute, and shall incur the expenses related to such dispute, if the dispute does not concern an Environmental Liability that would be indemnifiable by the Stockholders under Section 11.2(b). If the coverage dispute or other insurance-related litigation concerns an Environmental Liability that would be indemnifiable by the Stockholders under Section 11.2(b), the Insuring Parties shall cooperate in the prosecution and resolution of such dispute and the Insuring Parties shall pay the expenses related to such dispute in proportion to their projected recovery on the claim. The expenses related to such dispute shall not be treated as an Environmental Liability covered by Section 11.2(b)(ii) of this Agreement.

       (f) If the actions of any person other than the Stockholders after the Closing Date contribute to an Environmental Liability for which Stockholders are required to indemnify CLC or the Company pursuant to this Section 11.2, Stockholders' obligations to indemnify CLC and the Company shall be reduced only to the extent that such contribution actually increased the cost of Environmental Response Measures.

       (g) The Environmental Response Measures shall be designed consistent with the industrial use of the property and shall take advantage of any applicable risk reduction principles (including voluntary compliance or voluntary cleanup programs) designed to mitigate costs.

       (h) "Environmental Liability" or "Environmental Liabilities" shall mean all claims, damages, actions, suits, proceedings, demands, assessments, judgments, decrees, consent orders, unilateral administrative orders, settlements, natural resource damage claims and assessments, governmental oversight costs, orphan shares, notices of violation, notices of deficiencies, financial assurances, permit fees, discharge or emission fees, civil and criminal penalties, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees, consulting fees and expenses of investigation and environmental response whatsoever) incurred by or demanded from CLC and/or the Company (i) to comply with a requirement of Environmental Law,
              (ii) to correct a violation of Environmental Law, or (iii) to respond to an order, demand or other claim of a governmental entity or any party other than CLC or the Company under any Environmental Law. No indemnity is granted for lost profits, salaries and administration costs (other than those necessary to address the condition or violation), capital improvements (other than those associated with remediation activities), financing obligations, and consequential, special or punitive damages other than consequential, special or punitive damages recovered by a third party.

       (i) In consideration for the agreements of the Parties to indemnify and defend the others in the manner provided in this agreement, each Party hereby releases, acquits, and forever discharges the others from any claim, demand or cause of action it may have against the others for right of contribution or cost recovery provided under any Environmental Law, except as expressly set forth in this Section 11.2; provided, however, that (i) this release shall not affect in any way any Party's liability for contribution or cost recovery to any third party; and (ii) this release shall be inoperative and void in the event of fraud or willful misconduct. To the extent the parties actually pay any Environmental Response Measure for which a claim for contribution, reimbursement or other similar action against any third party may lie, the parties hereby mutually cross-assign and convey such contribution, reimbursement or other similar claim to the party making such payment.

       (j) CLC and the Company, jointly and severally, will indemnify, defend, protect and hold harmless the Stockholders from and after the Closing Date from and against any and all Environmental Liabilities arising from or incurred in connection with the business operations of the Company, except to the extent the Stockholders are required to indemnify CLC and the Company for such Environmental Liabilities pursuant to this Section 11.2; provided, however, that this indemnity shall be null and void in the event of fraud or willful misconduct on the part of the Stockholder(s).

       11.3 INDEMNIFICATION BY CLC. CLC covenants and agrees that it will indemnify, defend, protect and hold harmless the Stockholders at all times from and after the date of this Agreement until the Expiration Date, from and against all claims, damages (including consequential, punitive or exemplary), actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by the Stockholders as a result of or arising from (i) any breach by CLC of their representations and warranties set forth herein or on the schedules or certificates attached hereto, (ii) any breach of any agreement on the part of CLC under this Agreement; or (iii) any liability under the 1933 Act, the 1934 Act or other Federal or state law or regulation, at common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact relating to CLC or any of the Other Founding Companies contained in any preliminary prospectus, the Registration Statement or any prospectus forming a part thereof, or any amendment thereof or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact relating to CLC or any of the Other Founding Companies required to be stated therein or necessary to make the statements therein not misleading, except to the extent such relates to information provided in writing by either the Company or the Stockholders specifically for inclusion in the Registration Statement.

       11.4 THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), or the commencement of any action or proceeding by a Third Person, the Indemnified Party shall, as a condition precedent to a claim with respect thereto being made against any party obligated to provide indemnification pursuant to Section 11.1, 11.2, 11.3 or 11.7 hereof (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently, provided that the Indemnifying Party shall not settle any criminal proceeding without the written consent of the Indemnified Party. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party's possession or control. All Indemnified Parties shall use the same counsel, which shall be the counsel selected by Indemnifying Party, provided that if counsel to the Indemnifying Party shall have a conflict of interest that prevents counsel for the Indemnifying Party from representing Indemnified Party, Indemnified Party shall have the right to participate in such matter through counsel of its own choosing and Indemnifying Party will reimburse the Indemnified Party for the reasonable expenses of its counsel. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability, except (i) as set forth in the preceding sentence and (ii) to the extent such participation is requested by the Indemnifying Party, in which event the Indemnified Party shall be reimbursed by the Indemnifying Party for reasonable additional legal expenses and out-of-pocket expenses. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person. Upon agreement as to such settlement between said Third Person and the Indemnifying Party, the Indemnifying Party shall, in exchange for a complete release from the Indemnified Party, promptly pay to the Indemnified Party the amount agreed to in such settlement and the Indemnified Party shall, from that moment on, bear full responsibility for any additional costs of defense which it subsequently incurs with respect to such claim and all additional costs of settlement or judgment. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the

Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith, provided, however, that under no circumstances shall the Indemnified Party settle any Third Person claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. All settlements hereunder shall effect a complete release of the Indemnified Party, unless the Indemnified Party otherwise agrees in writing.

       11.5   EXCLUSIVE REMEDY.  The indemnification provided for in this
Section 11 shall (except as prohibited by ERISA) be the exclusive remedy in any action seeking damages or any other form of monetary relief brought by any party to this Agreement against another party, provided that, nothing herein shall be construed to limit the right of a party, in a proper case, to seek injunctive relief for a breach of this Agreement.

       11.6 LIMITATIONS ON INDEMNIFICATION. CLC and the other persons or entities indemnified pursuant to Section 11.1 shall not assert any claim for indemnification pursuant to Section 11.1 against the Stockholders until such time as the aggregate of all claims which such persons may have against such Stockholders pursuant to Section 11.1 shall exceed one percent of the sum of
(i) the cash paid to the Stockholders pursuant to Section 3.1 and (ii) the value of the CLC Stock delivered to the Stockholders pursuant to Section 3.1 valued at the initial public offering price as set forth in the Registration Statement, and then only to the extent of claims in excess of such sum. Stockholders shall not assert any claim for indemnification under Section 11.3 against CLC until such time as the aggregate of all claims which Stockholders may have against CLC shall exceed $100,000.

       No person shall be entitled to indemnification under this Section 11 if and to the extent that such person's claim for indemnification is directly or indirectly related to a breach by such person of any representation, warranty, covenant or other agreement set forth in this Agreement.

       The Stockholders may pay any indemnification obligation under Section 11 with cash or a combination of cash and CLC Stock; provided that the percentage of the obligation satisfied with CLC Stock does not exceed the percentage of the CLC Stock comprising the total Acquisition Consideration received by the Stockholder paying such indemnification obligation (i.e., the percentage of the obligation payable in CLC Stock will be determined on a Stockholder by Stockholder basis using the Acquisition Consideration received by the Stockholder in question). For the purpose of crediting Stockholders for payments made pursuant to this Section 11 in CLC Stock, the CLC Stock shall be valued at the greater of (i) the initial public offering price as set forth in the Registration Statement and (ii) the average of the closing prices of the CLC Stock (rounded to the nearest one thousandth) on the twenty trading days preceding the date on which the indemnification obligation is paid by the Stockholder, as reported in The Wall Street Journal.

       No Stockholder shall be liable under this Section 11 for an aggregate amount which exceeds the Acquisition Consideration received by such Stockholder in connection with the purchase and sale of the Company Stock. For purposes of calculating the value of the CLC Stock paid to the

Stockholders as Acquisition Consideration to determine the aggregate amount of the indemnity obligations of any Stockholder, the CLC Stock shall be valued at the initial public offering price as set forth in the Registration Statement. Notwithstanding any other term of this Agreement, CLC shall not be liable under this Section 11 for an amount which exceeds the amount of Acquisition Consideration (valued using the initial public offering price as set forth in the Registration Statement) paid to the Stockholders in connection with the purchase and sale of the Company Stock.

       The limitations set forth in this Section 11.6 shall apply to all breaches of representations, warranties or covenants except for those representations and warranties set forth in Sections 5.3, 5.22 and 5.29(c).

       The parties hereto will make appropriate adjustments for insurance proceeds and tax benefits actually received by CLC and/or the Company in determining the amount of any indemnification obligation in this Section 11.

12.    TERMINATION OF AGREEMENT

       12.1 TERMINATION. This Agreement may be terminated at any time prior to the Consummation Date solely:

              (i) by mutual consent of the boards of directors of CLC and the Company;

              (ii) by the Stockholders or the Company (acting through its board of directors), on the one hand, or by CLC (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by November 30, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Consummation Date;

              (iii) by the Stockholders or the Company, on the one hand, or by CLC, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Consummation Date or by the Stockholders or the Company, if the conditions set forth in Section 8 hereof have not been satisfied or waived as of the Closing Date or the Consummation Date, as applicable, or by CLC, if the conditions set forth in Section 9 hereof have not been satisfied or waived as of the Closing Date or the Consummation Date, as applicable; or

              (iv)   pursuant to Section 4 hereof.

       12.2   LIABILITIES IN EVENT OF TERMINATION.  Except as provided in
Section 7.7, the termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

13.    NONCOMPETITION

       13.1 PROHIBITED ACTIVITIES. Except for the activities of the Stockholders and their Affiliates as set forth in Schedule 13.1 (which shall be deemed to be permitted activities under this Section 13.1), the Stockholders will not, without the prior written consent of CLC, for a period of five (5) years following the Consummation Date, for any reason whatsoever, directly or indirectly, for themselves or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

              (i) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business or operation selling any products or services in direct competition with any products or services sold by CLC or any of the subsidiaries thereof, within 100 miles of where any Company entity conducted business prior to the Effective Time (the "Territory");

              (ii) call upon any person who is, at that time, within the Territory, an employee of CLC or any subsidiary thereof in a sales representative or managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of CLC or any subsidiary thereof;

              (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to the Consummation Date, a customer of CLC or any subsidiary thereof, of the Company or of any of the Other Founding Companies within the Territory for the purpose of soliciting or selling products or services in direct competition with any products or services sold by CLC or any subsidiary thereof within the Territory;

              (iv) call upon any prospective acquisition candidate, on any Stockholder's own behalf or on behalf of any competitor which candidate was, to the actual knowledge of such Stockholder after reasonable inquiry, either called upon by CLC or any subsidiary thereof or for which CLC or any subsidiary thereof made an acquisition analysis, for the purpose of acquiring such entity; or

              (v) disclose customers, whether in existence or proposed, of the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons.

       Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Stockholder from acquiring as a passive investment (i) not more than two percent (2%) of the capital stock of a competing business whose stock is traded on a national securities exchange, the NASDAQ Stock Market or on an over-the-counter or similar market, or (ii) not more than five percent (5%) of the capital stock of a competing business whose stock is not publicly traded.

       13.2 DAMAGES. Because of the difficulty of measuring economic losses to CLC as a result of a breach of the covenant set forth in Section 13.1, and because of the immediate and irreparable damage that could be caused to CLC for which it would have no other adequate remedy, each Stockholder agrees that the covenant set forth in Section 13.1 may be enforced by CLC, in the event of breach by such Stockholder, by injunctions and restraining orders.

       13.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 13 impose a reasonable restraint on the Stockholders in light of the activities and business of CLC and the subsidiaries thereof on the date of the execution of this Agreement and the current plans of CLC; but it is also the intent of CLC and the Stockholders that such covenants be construed and enforced in accordance with the changing activities, business and locations of CLC and its subsidiaries throughout the term of this covenant.

       13.4 SEVERABILITY; REFORMATION. The covenants in this Section 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

       13.5 INDEPENDENT COVENANT. All of the covenants in this Section 13 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Stockholder against CLC or any subsidiary thereof, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by CLC of such covenants. It is specifically agreed that the period of five (5) years stated at the beginning of this Section 13, during which the agreements and covenants of each Stockholder made in this Section 13 shall be effective, shall be computed by excluding from such computation any time during which such Stockholder is in violation of any provision of this Section 13. The covenants contained in Section 13 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated in this Agreement are not consummated.

       13.6 MATERIALITY. The Company and the Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

14.    NONDISCLOSURE OF CONFIDENTIAL INFORMATION

       14.1 STOCKHOLDERS. The Stockholders recognize and acknowledge that they had in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company, the Other Founding Companies, and/or CLC, such as operational policies, customer lists, and pricing and cost policies that are valuable, special and unique assets of the Company's, the Other Founding Companies' and/or CLC's respective businesses. The Stockholders agree that they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of CLC, provided that such representatives agree to the confidentiality provisions of this Section 14.1, (b) following the Closing, such information may be disclosed by the Stockholders as is required in the course of performing their duties for CLC or the Company and (c) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.1, unless (i) such information becomes known to the public generally through no fault of the Stockholders, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause (ii), the Stockholders shall, if possible, give prior written notice thereof to CLC and provide CLC with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any of the Stockholders of the provisions of this Section, CLC shall be entitled to an injunction restraining such Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting CLC from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages. In the event the transactions contemplated in this Agreement are not consummated, Stockholders shall have none of the above-mentioned restrictions on their ability to disseminate confidential information with respect to the Company.

       14.2 CLC. CLC recognizes and acknowledges that it had in the past and currently has access to certain confidential information of the Company and the Stockholders, such as operational policies, and pricing and cost policies that are valuable, special and unique assets of the Company's business. CLC agrees that, prior to the Closing, or if the transactions contemplated in this Agreement are not consummated, it will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except (a) to authorized representatives of the Company, provided that such representatives agree to the confidentiality provisions of this Section 14.2, (b) to counsel and other advisers, provided that such advisers (other than counsel) agree to the confidentiality provisions of this Section 14.2, (c) to the Other Founding Companies and their representatives pursuant to Section 7.1(a), unless (i) such information becomes known to the public generally through no fault of CLC, (ii) disclosure is required by law or the order of any governmental authority under color of law, provided, that prior to disclosing any information pursuant to this clause
(ii), CLC shall, if possible, give prior written notice thereof to the Company and the Stockholders and provide the Company and the Stockholders with the opportunity to contest such disclosure, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party, and (d) to the public to the extent necessary or advisable in connection with the filing of the Registration Statement and the IPO and the securities laws applicable thereto and to the operation of CLC as a publicly held entity after the IPO. In the event of a breach or threatened breach by CLC of the provisions of this Section, the Company and the Stockholders shall be entitled to an injunction restraining CLC from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Company and the Stockholders from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

       14.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Section 14.1 and 14.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against the other parties by injunctions and restraining orders.

       14.4 SURVIVAL. The obligations of the parties under this Article 14 shall survive the termination of this Agreement.

15.    TRANSFER RESTRICTIONS

       15.1 TRANSFER RESTRICTIONS. Unless otherwise agreed by CLC, except for transfers to other persons who have agreed to be bound by the restrictions set forth in this Section 15.1 or transfers to family members who agree to be bound by the restrictions set forth in this Section 15.1 (or trusts or family limited partnerships for the benefit of the Stockholders or family members, or trusts in which a Stockholder is both the grantor and the beneficiary, the trustees of which so agree), for a period of two years from the Closing, except pursuant to Sections 11.6 and 17 hereof, none of the Stockholders shall offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of CLC Stock or any securities convertible into or exercisable or exchangeable for CLC Stock (including, without limitation, shares of CLC Stock or securities convertible into or exercisable or exchangeable for CLC Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission by virtue of the undersigned's power to dispose, or direct the disposition of, such shares or securities). The certificates evidencing the CLC Stock delivered to the Stockholders pursuant to Section 3 of this Agreement will bear a legend substantially in the form set forth below and containing such other information as CLC may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF THE ISSUER OR PURSUANT TO CERTAIN LIMITED EXCEPTIONS CONTAINED IN SECTION 15.1

TO THAT CERTAIN STOCK PURCHASE AGREEMENT AMONG CLC,          AND THE
STOCKHOLDERS OF          DATED JULY 20, 1998, AND THE ISSUER SHALL NOT BE
REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [INSERT THE ACTUAL SECOND ANNIVERSARY OF CLOSING DATE] EXCEPT FOR THE ABOVE-REFERENCED LIMITED EXCEPTIONS. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

16.    FEDERAL SECURITIES ACT REPRESENTATIONS

       16.1 COMPLIANCE WITH LAW. The Stockholders acknowledge that the shares of CLC Stock to be delivered to the Stockholders pursuant to this Agreement have not been and will not be registered under the 1933 Act (except as provided in Section 17 hereof) and therefore may not be resold without compliance with the 1933 Act. The CLC Stock to be acquired by such Stockholders pursuant to this Agreement is being acquired solely for their own respective accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with a distribution. The Stockholders covenant, warrant and represent that none of the shares of CLC Stock issued to such Stockholders will be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except after full compliance with all of the applicable provisions of the 1933 Act and the rules and regulations of the SEC or pursuant to exceptions therefrom. All the CLC Stock shall bear the following legend in addition to the legend required under Section 15 of this Agreement:

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IF THE HOLDER HEREOF COMPLIES WITH THE ACT AND APPLICABLE SECURITIES LAW OR SUCH SHARES ARE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION THEREFROM.

       16.2 ECONOMIC RISK; SOPHISTICATION. The Stockholders are able to bear the economic risk of an investment in the CLC Stock to be acquired pursuant to this Agreement and can afford to sustain a total loss of such investment. Each Stockholder has substantial knowledge and experience in making investment decisions of this type (or is relying on qualified purchaser representatives with such knowledge and experience in making this decision), and is capable, either individually or with such purchaser representatives, of evaluating the merits and risks of this investment. The Stockholders party hereto have had an adequate opportunity to ask questions and receive answers from the officers of CLC concerning any and all matters relating to the transactions described herein including, without limitation, the background and experience of the current and proposed officers and directors of CLC, the plans for the operations of the business of CLC, the business, operations and financial condition of the Founding Companies other than the Company, and any plans for additional acquisitions and the like. The Stockholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction. Except as set forth on Schedule 16.2, each Stockholder is an "accredited investor" as defined in Rule 501 of the 1933 Act.

17.    REGISTRATION RIGHTS

       17.1 PIGGYBACK REGISTRATION RIGHTS. At any time following the Consummation Date, whenever CLC proposes to register any CLC Stock for its own or others account under the 1933 Act for a public offering, other than (i) any shelf or other registration of shares to be used as consideration for acquisitions of additional businesses by CLC and (ii) registrations relating to employee benefit plans, CLC shall give each of the Stockholders written notice of its intent to do so. Upon the written request of any of the Stockholders given within 10 days after receipt of such notice, CLC shall cause to be included in such registration all of the CLC Stock issued to such Stockholders pursuant to this Agreement (including any stock issued as or issuable upon the conversion or exchange of any convertible security, warrant, right or other security which is issued by CLC as a stock split, dividend or other distribution with respect to, or in exchange for, or in replacement of such CLC Stock) which any such Stockholder requests, other than shares of CLC Stock which may be sold under Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act, and other than shares of CLC Stock that have been theretofore sold by the Stockholder in accordance with the 1933 Act, provided that CLC shall have the right to reduce pro rata the number of shares of each Selling Stockholder included in such registration to the extent that inclusion of such shares could, in the written opinion of tax counsel to CLC or its independent auditors, jeopardize the status of the transactions contemplated hereby and by the Registration Statement as a tax-free organization under Section 351 of the Code. In addition, if CLC is advised in writing in good faith by any managing underwriter of an underwritten offering of the securities being offered pursuant to any registration statement under this Section 17.1 that the number of shares to be sold by persons other than CLC is greater than the number of such shares which can be offered without adversely affecting the success of the offering, CLC may reduce pro rata (among the Stockholders and all other selling security holders in the offering) the number of shares offered for the accounts of such persons (based upon the number of shares held by such person) to a number deemed satisfactory by such managing underwriter.

       17.2 REGISTRATION PROCEDURES. Whenever CLC is required to register shares of CLC Stock pursuant to Sections 17.1, CLC will, as expeditiously as possible:

              (i) Prepare and file with the SEC a registration statement with respect to such shares and use commercially reasonable efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements or term sheets thereto, CLC will furnish a representative of the Stockholders with copies of all such documents proposed to be filed and provide the Stockholders an opportunity to comment on the information therein relating to the Stockholders) as promptly as practical;

              (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days;

              (iii) Furnish to each Stockholder who so requests such number of copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and any term sheet associated therewith), and such other documents as such Stockholder may reasonably request in order to facilitate the disposition of the relevant shares;

              (iv) Use commercially reasonable efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Stockholders, and to keep such registration or qualification effective during the period such registration statement is required to be kept effective, provided that CLC shall not be required to become subject to taxation, to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

              (v) Cause all such shares of CLC Stock to be listed or included on any securities exchanges or trading systems on which similar securities issued by CLC are then listed or included; and

              (vi) Notify each Stockholder at any time when a prospectus relating thereto is required to be delivered under the 1933 Act within the period that CLC is required to keep the registration statement effective of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect), together with any associated term sheet, contains an untrue statement of a material fact or omits any fact not misleading, and, at the request of such Stockholder, CLC will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the covered shares, such prospectus will not contain an untrue statement of material fact or omit to state any fact not misleading.

       All expenses incurred in connection with the registration under this
Article 17 and compliance with securities and blue sky laws (including all registration, filing, listing, escrow agent, qualification, legal, printer and accounting fees, but excluding underwriting commissions and discounts), shall be borne by CLC.

       17.3   INDEMNIFICATION.

              (a) In connection with any registration under Section 17.1, CLC shall indemnify, to the extent permitted by law, each selling Stockholder (an "Indemnified Stockholder") against all losses, claims, damages, liabilities and expenses arising out of or resulting from any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or associated term sheet or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as the same are caused by or contained in or omitted from any information furnished in writing to CLC by such Indemnified Stockholder expressly for use therein or by any Indemnified Stockholder's failure to deliver a copy of the registration statement or prospectus or any amendment or supplements thereto after CLC has furnished such Indemnified Stockholder with a sufficient number of copies of the same.

              (b) In connection with any registration under Section 17.1, each Stockholder shall furnish to CLC in writing such information as is reasonably requested by CLC for use in any such registration statement or prospectus and will indemnify, to the extent permitted by law, CLC, its directors and officers and each person who controls CLC (within the meaning of the 1933 Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement or material fact or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained in or omitted from information so furnished in writing by such Stockholder specifically for use in preparing the registration statement. Notwithstanding the foregoing, the liability of a Stockholder under this
Section 17.3 shall be limited to an amount equal to the net proceeds actually received by such Stockholder from the sale of the relevant shares covered by the registration statement.

              (c) Any person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified parties' reasonable judgment, a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. Any failure to give prompt notice shall deprive a party of its right to indemnification hereunder only to the extent that such failure shall have adversely affected the indemnifying party. If the defense of any claim is assumed, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent shall not be unreasonably withheld). An indemnifying party that is not entitled or elects not, to assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

       17.4 UNDERWRITING AGREEMENT. In connection with each registration pursuant to Sections 17.1 covering an underwritten registered offering, CLC and each participating Stockholder agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between such managing underwriters and companies of CLC's size and investment stature, including a customary indemnification agreement.

       17.5 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of CLC stock to the public without registration, CLC agrees to use commercially reasonable efforts to:

              (i) make and keep public information regarding CLC available as those terms are understood and defined in Rule 144 under the 1933 Act for a period of four years beginning 90 days following the effective date of the Registration Statement;

              (ii) file with the SEC in a timely manner all reports and other documents required of CLC under the 1933 Act and the 1934 Act at any time after it has become subject to such reporting requirements; and

              (iii) so long as a Stockholder owns any restricted CLC Common Stock, furnish to each Stockholder forthwith upon written request a written statement by CLC as to its compliance with the current public information requirements of Rule 144 (at any time from and after 90 days following the effective date of the Registration Statement, and of the 1933 Act and the 1934 Act (any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of CLC, and such other reports and documents so filed as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such shares without registration.

       17.6 AVAILABILITY OF RULE 144. CLC shall not be obligated to register shares of CLC Common Stock held by a Stockholder at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the 1933 Act are available to such Stockholder.

18.    GENERAL

       18.1 COOPERATION. The Company, the Stockholders and CLC shall each deliver or cause to be delivered to the other on the Consummation Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out this Agreement. The Company will cooperate and use its reasonable efforts to have the present officers, directors and employees of the Company cooperate with CLC on and after the Consummation Date in furnishing information, evidence, testimony and other assistance in connection with any tax return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Consummation Date.

       18.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of CLC, and the heirs and legal representatives of the Stockholders.

       18.3 ENTIRE AGREEMENT. This Agreement (including the schedules, exhibits and annexes attached hereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Stockholders, the Company and CLC and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by the Stockholders, the Company and CLC, acting through their respective officers or trustees, duly authorized by their respective Boards of Directors. Any disclosure made on any Schedule delivered pursuant hereto shall be deemed to have been disclosed for purposes of any other Schedule required hereby, provided that the Company shall make a good faith effort to cross reference disclosure, as necessary or advisable, between related Schedules.

       18.4 COUNTERPARTS. This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to return to the other parties an original, duly executed counterpart of this Agreement promptly after delivery of a telecopied facsimile thereof.

       18.5 BROKERS AND AGENTS. Except as disclosed on Schedule 18.5, each party represents and warrants that it employed no broker or agent in connection with this transaction and agrees to indemnify the other parties hereto against all loss, cost, damages or expense arising out of claims for fees or commission of brokers employed or alleged to have been employed by such indemnifying party.

       18.6 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, CLC will pay or reimburse Bellmeade Capital Partners L.L.C. for the fees, expenses and disbursements of CLC and its agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto and the IPO, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by CLC under this Agreement, the fees and expenses of Arthur Andersen, LLP, Andrews & Kurth L.L.P., and any other person or entity retained by CLC or Bellmeade Capital Partners L.L.C., and the costs of preparing the Registration Statement. All expenses incurred by the Stockholders shall be paid by the Stockholders. Each Stockholder shall pay all sales, use, transfer, real property transfer, recording, gains, stock transfer and other similar taxes and fees ("Transfer Taxes") imposed in connection with the purchase and sale of the Company Stock, other than Transfer Taxes, if any, imposed by the State of Delaware. Each Stockholder shall file all necessary documentation and Returns with respect to such Transfer Taxes. In addition, each Stockholder acknowledges that he, and not the Company or CLC, will pay all taxes due by him upon receipt of the consideration payable pursuant to Section 3 hereof. The Stockholders acknowledge that the risks of the transactions contemplated herein include tax risks.

       18.7 NOTICES. All notices of communication required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person to an officer or agent of such party.

       (a)    If to CLC addressed to them at:

              Chemical Logistics Corporation
              808 Travis, Suite 1135
              Houston, Texas  77002
              Attention:  Bruce W. Wilkinson

       with copies to:

              Melissa M. Baldwin
              Andrew & Kurth L.L.P.
              600 Travis, Suite 4200
              Houston, Texas 77002

       (b) If to the Stockholders, addressed to them at their addresses set forth on the signature pages hereto, with copies to:


       (c)    If to the Company, addressed to it at:


              with copies to:

              and



or to such other address or counsel as any party hereto shall specify pursuant to this Section 18.7 from time to time.

       18.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Delaware, excluding any conflicts of law, rule or principle that might refer same to the laws of another jurisdiction.

       18.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated herein and any examination on behalf of the parties.

       18.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

       18.11  TIME.  Time is of the essence with respect to this Agreement.

       18.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. No provision of this Agreement shall be interpreted or construed against any party solely because that party or its legal representative drafted such provision.

       18.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

       18.14 CAPTIONS. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

       18.15 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived only with the written consent of CLC, the Company and Stockholders who hold or held at least 51% of the Company Stock. Any amendment or waiver effected in accordance with this Section 18.15 shall be binding upon each of the parties hereto, any other person receiving CLC Stock in connection with the purchase and sale of the Company Stock and each future holder of such CLC Stock.

       18.16  DISPUTE RESOLUTION.   Except with respect to disputes involving
parties other than the parties to this Agreement, no party to this Agreement shall institute a proceeding in any court or administrative agency to resolve a dispute arising under this Agreement before that party has sought to resolve the dispute through direct negotiation with the other party or parties. If the dispute is not resolved within two weeks after a demand for direct negotiation, the parties shall attempt to resolve the dispute through mediation. In the case of all disputes other than those involving real property, if the parties do not promptly agree on a mediator, the parties shall request the Association of Attorney Mediators in Harris County, Texas to appoint a mediator certified by the Supreme Court of Texas. In the case of disputes involving real property, if the parties do not promptly agree on a mediator, the parties shall request that the Association of Attorney Mediators (or a body serving a similar purpose) in the county where the real property is located appoint a mediator certified by the appropriate governing body of the state where the real property is located. If the mediator is unable to facilitate a settlement of the dispute within a reasonable period of time, as determined by the mediator, the mediator shall issue a written statement to the parties to that effect and any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators in Houston, Texas, in the case of all disputes other than those involving real property, or a city in the state where the real property is located, in the case of disputes involving real property, in accordance with the rules promulgated by the American Arbitration Association then in effect. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The costs and expenses, including reasonable attorneys' fees, of the prevailing party in any dispute arising under this Agreement will be promptly paid by the other party or parties.

       18.17 REFERENCES, GENDER, NUMBER. All references in this Agreement to a "Section," or "subsection" shall be to a Section, or subsection of this Agreement, unless the context requires otherwise. Unless the context otherwise requires, the words "this Agreement," "hereof," "hereunder," "herein," or words of similar import shall refer to this Agreement as a whole and not to a particular Section, subsection, clause or other subdivision hereof. Whenever the context requires, the words used herein shall include the masculine, feminine and neuter gender, and the singular and the plural.

       18.18 SCHEDULES AND ANNEXES. Each schedule and annex attached to this Agreement is incorporated herein by reference and made a part hereof. The disclosures made on any schedule or annex hereto with respect to any representation or warranty shall be deemed to be made with respect to any other representation or warranty requiring the same or similar disclosure to the extent that the relevance of such disclosure to other representations and warranties is evident from the face of such schedule or annex.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                           CHEMICAL LOGISTICS CORPORATION



                                           By: /s/ Bruce W. Wilkinson
                                              ----------------------------------
                                                  Name: Bruce W. Wilkinson
                                                  Title: Chief Executive Officer

                                  SCHEDULE TO
                        FORM OF STOCK PURCHASE AGREEMENT


              Nine Stock Purchase Agreements in the form attached hereto have been executed by the parties listed below, and attached hereto is the Annex I to each of the Agreements which reflects specific consideration terms for each Agreement.

       1. Stock Purchase Agreement dated as of July 20, 1998 by and among Chemical Logistics Corporation, G.S. Robins & Company, and all of the Stockholders of G.S. Robins & Company.

       2. Stock Purchase Agreement dated as of July 20, 1998 by and among Chemical Logistics Corporation, Industrial Chemicals, Inc., and all of the Stockholders of Industrial Chemicals, Inc.

       3. Stock Purchase Agreement dated as of July 20, 1998 by and among Chemical Logistics Corporation, Houston Solvents & Chemicals Co., Inc. d/b/a Southwest Solvents & Chemicals, SS & C Properties, Inc. and Dallas Solvents and Chemicals Co., Inc., and all of the Stockholders of Southwest Solvents & Chemicals.

       4. Stock Purchase Agreement dated as of July 20, 1998 by and among Chemical Logistics Corporation, Chemical Solvents, Inc. and Pavlish Real Estate Holding Company, and all of the Stockholders of Chemical Solvents, Inc. and Pavlish Real Estate Holding Company.

       5. Stock Purchase Agreement dated as of July 20, 1998 by and among Chemical Logistics Corporation, Tilley Chemical Co., Inc. and D.J.J. Equity Corporation, and all of the Stockholders of Tilley Chemical Co., Inc. and D.J.J. Equity Corporation.

       6. Stock Purchase Agreement dated as of July 20, 1998 by and among Chemical Logistics Corporation, Cron Chemical Corporation, Magnolia Chemicals & Solvents, Inc., Rayver, Inc., and all of the Stockholders of Cron Chemical Corporation, Magnolia Chemicals & Solvents, Inc., Rayver, Inc.

       7. Stock Purchase Agreement dated as of July 20, 1998 by and among Chemical Logistics Corporation, Brown Chemical Co., Inc., Brown Realty Incorporated, and all of the Stockholders of Brown Chemical Co., Inc. and Brown Realty Incorporated.

       8. Stock Purchase Agreement dated as of July 20, 1998 by and among Chemical Logistics Corporation, Tarr, Inc. and Tarr, Inc. of Arizona, and all of the Stockholders of Tarr, Inc. and Tarr, Inc. of Arizona.

       9. Stock Purchase Agreement dated as of July 20, 1998 by and among Chemical Logistics Corporation, A.C.C., Inc. t/a American Chemicals Co., Inc., and all of the Stockholders of A.C.C., Inc. t/a American Chemicals Co., Inc.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     CHEMICAL LOGISTICS CORPORATION



                                     By:
                                        -----------------------------
                                     Name:
                                     Title:


                                     HOUSTON SOLVENTS & CHEMICALS
                                       CO., INC. d/b/a SOUTHWEST
                                       SOLVENTS & CHEMICALS



                                     By: /s/ JAMES M. CLEPPER
                                        -----------------------------
                                        James M. Clepper
                                        President


                                     SS&C PROPERTIES, INC.



                                     By: /s/ JAMES M. CLEPPER
                                        -----------------------------
                                        James M. Clepper
                                        President


                                     DALLAS SOLVENTS and CHEMICALS
                                       COMPANY, INC.



                                     By: /s/ JAMES M. CLEPPER
                                        -----------------------------
                                        James M. Clepper
                                        President

HOUSTON SOLVENTS & CHEMICALS CO., INC. STOCKHOLDER:



/s/ JAMES M. CLEPPER
--------------------------------------       -----------------------------------
James M. Clepper                             Social Security Number
Shares Owned: 200
3 Wynden Oaks Court
Houston, Texas 77056

Spousal Consent and Acknowledgment:



/s/ VICKI L. CLEPPER
--------------------------------------       -----------------------------------
Vicki L. Clepper                             Social Security Number
3 Wynden Oaks Court
Houston, Texas 77056


SS&C PROPERTIES, INC. STOCKHOLDER:



/s/ JAMES M. CLEPPER
--------------------------------------       -----------------------------------
James M. Clepper                             Social Security Number
Shares Owned: 1,000
3 Wynden Oaks Court
Houston, Texas 77056

Spousal Consent and Acknowledgment:



/s/ VICKI L. CLEPPER
--------------------------------------       -----------------------------------
Vicki L. Clepper                             Social Security Number
3 Wynden Oaks Court
Houston, Texas 77056

DALLAS SOLVENTS AND CHEMICALS COMPANY, INC. STOCKHOLDER:




/s/ JAMES M. CLEPPER
--------------------------------------       -----------------------------------
James M. Clepper                             Social Security Number
Shares Owned: 1,000
3 Wynden Oaks Court
Houston, Texas 77056

Spousal Consent and Acknowledgment:



/s/ VICKI L. CLEPPER
--------------------------------------       -----------------------------------
Vicki L. Clepper                             Social Security Number
3 Wynden Oaks Court
Houston, Texas 77056

                                                                         ANNEX I

                TO THE STOCK PURCHASE AGREEMENT (the "Agreement")
                            DATED AS OF JULY 20, 1998
                                  BY AND AMONG
                     CHEMICAL LOGISTICS CORPORATION ("CLC")
                   HOUSTON SOLVENTS AND CHEMICAL COMPANY, INC.
                  d/b/a SOUTHWEST SOLVENTS & CHEMICALS, SS & C
           PROPERTIES, INC., DALLAS SOLVENTS AND CHEMICALS CO., INC.
                         AND ALL OF THE STOCKHOLDERS OF
                   HOUSTON SOLVENTS AND CHEMICAL COMPANY, INC.
                  d/b/a SOUTHWEST SOLVENTS & CHEMICALS, SS & C
         PROPERTIES, INC., and DALLAS SOLVENTS AND CHEMICALS CO., INC.

                      ACQUISITION CONSIDERATION TO BE PAID
                           TO THE STOCKHOLDERS BY CLC


This is the Annex I referred to in the Agreement. Terms defined in the Agreement have the same meaning herein unless stated otherwise.

THE AGGREGATE ACQUISITION CONSIDERATION TO BE PAID TO STOCKHOLDERS BY CLC SHALL (SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT) BE:

$16,855,995(1) ("Acquisition Consideration"), consisting of 786,613 shares of CLC Stock, $1,717,800 in cash ("Cash Consideration"), and $3,339,000 in distributions of balances present in the accumulated adjustments account of the Company ("AAA"), it being agreed by CLC and the Stockholders that the actual number of shares of CLC Stock and the amount of AAA shall remain unchanged while the amount of Cash Consideration described in this Annex I will depend on the actual initial public offering price of the CLC Stock, which may be more or less than $15.00 per share; provided, however that the total Acquisition Consideration shall not be less than the minimum value set forth below. In the event the initial public offering price of CLC Stock is not $15.00 per share, the sum of Cash Consideration and AAA ("Aggregate Cash") will be multiplied by the actual initial public offering price per share divided by $15.00. The total increase or decrease in Aggregate Cash resulting from this calculation will be added to or subtracted from, as the case may be, Cash Consideration. AAA will remain fixed.

----------------

     (1)  Assuming an initial public offering price of $15.00 per share.


                                Page 1 of Annex I

                                                                         ANNEX I


                  Consideration to be paid to the STOCKHOLDERS:


                          Percentage of       Shares of CLC
                             Company            Common               Cash                            Aggregate
Shareholder[s]            Shares Owned            Stock       Consideration              AAA            Cash
--------------            ------------        -------------   -------------              ---         ---------
J. M. Clepper                 100%               786,613       $ 1,717,800           3,339,000     $ 5,056,800


MINIMUM               $ 12,641,996                   (9/12 of Acquisition Consideration)
VALUE                -------------

-----------------

     (1) After giving effect to the proposed stock split described in the Draft Registration Statement.


REQUIRED COMPANY OPERATING CAPITAL:       AT LEAST $ 1,986,000 IN OPERATING
CAPITAL WILL BE PRESENT IN THE COMPANY AT CLOSING.

         ASSETS TO BE REMOVED FROM THE COMPANY: CLC and the Stockholders agree that the following assets may be removed from the Company prior to Closing, such assets to become the property of the Stockholders:

         Cars, farm related assets, miscellaneous artwork, and other items not used in the operation of the business.

         ALLOWABLE DIVIDENDS: With the exception of the following, since March 31, 1998 no dividends have been or will be paid by the Company:

         1) A distribution of S-Corporation profits (AAA distribution of $3,339,000).

         2)       Pretax profits for the quarter ended June 30, 1998.

         3) Taxes on S-Corporation profits for the period from June 30, 1998 to closing.



                                Page 2 of Annex I

         OTHER:

         Owner may remove approximately $109,000 cash from SS&C Properties.

         Company may eliminate $66,000 receivable from JMC Aviation before closing.

         Debt owed to the owner by the company will be paid within 15 days of closing.



                                   STOCKHOLDER


                                       /s/ J. M. CLEPPER
                                       ------------------------------
                                       J. M. CLEPPER



                                       CHEMICAL LOGISTICS CORPORATION


                                       By:    /s/ BRUCE W. WILKINSON
                                       ------------------------------
                                       Name:  Bruce W. Wilkinson
                                            -------------------------
                                       Title  Chief Executive Officer
                                            -------------------------




                               Page 3 of Annex I

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.




                                       CHEMICAL LOGISTICS CORPORATION



                                       By:
                                          ------------------------------
                                          Name:
                                          Title:



                                       TILLEY CHEMICAL CO., INC.



                                       By: /s/ JOHN M. TILLEY
                                           ------------------------------
                                           John M. Tilley
                                           President



                                       D.J.J. EQUITY CORPORATION



                                       By: /s/ DAVID K. TILLEY
                                           ------------------------------
                                           David K. Tilley
                                           Chairman of the Board

TILLEY CHEMICAL CO., INC. STOCKHOLDERS:



/s/ DAVID H. TILLEY
--------------------------------------       -----------------------------------
David H. Tilley                              Social Security Number
Shares Owned: 1,997
12450 Barnard Way
West Friendship, Maryland 21794



/s/ JOHN M. TILLEY
--------------------------------------       -----------------------------------
John M. Tilley                               Social Security Number
Shares Owned: 4,502
15549 Carroll Road
Monkton, Maryland 21111



TILLEY FAMILY, LLC:



By: /s/ DAVID H. TILLEY
    -----------------------------------      -----------------------------------
Name:  David H. Tilley                       EIN
Title: Managing Member
Shares Owned: 30,810
12450 Barnard Way
West Friendship, Maryland 21794

D.J.J. EQUITY CORPORATION STOCKHOLDERS:



/s/ DAVID K. TILLEY
--------------------------------------       -----------------------------------
David K. Tilley                              Social Security Number
Shares Owned: 94,547
3405 Greenway, #102
Baltimore, Maryland 21218



/s/ JANET M. HORA
--------------------------------------       -----------------------------------
Janet M. Hora                                Social Security Number
Shares Owned: 94,547
Address:



/s/ JOHN M. TILLEY
--------------------------------------       -----------------------------------
John M. Tilley                               Social Security Number
Shares Owned: 94,546
15549 Carroll Road
Monkton, Maryland 21111

                                                                         ANNEX I




                TO THE STOCK PURCHASE AGREEMENT (THE "AGREEMENT")
                            DATED AS OF JULY 20, 1998
                                  BY AND AMONG
                     CHEMICAL LOGISTICS CORPORATION ("CLC")
                            TILLEY CHEMICAL CO., INC.
                            D.J.J. EQUITY CORPORATION
                         AND ALL OF THE STOCKHOLDERS OF
                            TILLEY CHEMICAL CO., INC.
                          AND D.J.J. EQUITY CORPORATION

                      ACQUISITION CONSIDERATION TO BE PAID
                           TO THE STOCKHOLDERS BY CLC


This is the Annex I referred to in the Agreement. Terms defined in the Agreement have the same meaning herein unless stated otherwise.

THE AGGREGATE ACQUISITION CONSIDERATION TO BE PAID TO STOCKHOLDERS BY CLC SHALL (SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT) BE:

$17,290,669(1) ("Acquisition Consideration"), consisting of 806,898 shares of CLC Stock, $5,145,199 in cash ("Cash Consideration"), and $42,000 in distributions of balances present in the accumulated adjustments account of the Company ("AAA"), it being agreed by CLC and the Stockholders that the actual number of shares of CLC Stock and the amount of AAA shall remain unchanged while the amount of Cash Consideration described in this Annex I will depend on the actual initial public offering price of the CLC Stock, which may be more or less than $15.00 per share; provided, however that the total Acquisition Consideration shall not be less than the minimum value set forth below. In the event the initial public offering price of CLC Stock is not $15.00 per share, the sum of Cash Consideration and AAA ("Aggregate Cash") will be multiplied by the actual initial public offering price per share divided by $15.00. The total increase or decrease in Aggregate Cash resulting from this calculation will be added to or subtracted from, as the case may be, Cash Consideration. AAA will remain fixed.

--------

     (1)  Assuming a public offering price of $15.00 per share.



                                Page 1 of Annex I

                                                                         ANNEX I


                  Consideration to be paid to the STOCKHOLDERS:


                                        Number of
                                         Company      Shares of CLC       Cash                        Aggregate
Stockholders                          Shares Owned   Common Stock(1) Consideration         AAA          Cash
------------                          ------------   --------------- -------------   -----------   --------------
Tilley Chemical Co., Inc. (80%)
David H. Tilley                           1,997             34,552   $     222,120   $        0    $     222,120
John M. Tilley                            4,502             77,893         500,743            0          500,743
Tilley Family, LLC                       30,810            533,073       3,426,896            0        3,426,896

D.J.J. Equity Corporation (20%)
David K. Tilley                          94,547             53,793   $     331,815   $   14,000    $     345,815
Janet M. Hora                            94,547             53,794   $     331,814   $   14,000    $     345,814
John M. Tilley                           94,546             53,793   $     331,811   $   14,000    $     345,811
                                                           -------   -------------   ----------    -------------

Total                                                      806,898   $   5,145,199   $   42,000    $   5,187,199
                                                           =======   =============   ==========    =============
MINIMUM VALUE                       $12,968,002     (9/12 of Acquisition Consideration)


------------------

     (1) After giving effect to the proposed stock split described in the Draft Registration Statement.


REQUIRED COMPANY OPERATING CAPITAL: AT LEAST $3,937,000 IN OPERATING CAPITAL WILL BE PRESENT IN THE COMPANY AT THE CONSUMMATION DATE.

         ASSETS TO BE REMOVED FROM THE COMPANY: CLC and the Stockholders agree that the following assets may be removed from the Company prior to Closing, such assets to become the property of the Stockholders:

         Owners' cars and other personal effects not used in the business.


--------------------------------------------------------------------------------

         ALLOWABLE DIVIDENDS: With the exception of the following, since March 31, 1998, no dividends have been or will be paid by the Company:

         1) A $42,000 dividend of S-Corporation profits from D.J.J. Equity Corporation will be paid to its shareholders prior to closing.



                                Page 2 of Annex I

         2) After-tax earnings for Tilley Chemical Co., Inc. and pretax earnings for D.J.J. Equity Corporation for the quarter ended June 30, 1998.

         3) A dividend equal to the taxes on S-Corporation profits at D.J.J. Equity Corporation for the period from June 30, 1998 through closing may be paid.


                                  STOCKHOLDERS



                                  /s/ DAVID H. TILLEY
                                  ---------------------------------------------
                                  David H. Tilley

                                  /s/ JOHN M. TILLEY
                                  ---------------------------------------------
                                  John M. Tilley

                                  /s/ JANET M. HORA
                                  ---------------------------------------------
                                  Janet M. Hora

                                  /s/ DAVID K. TILLEY
                                  ---------------------------------------------
                                  David K. Tilley



                                  TILLEY FAMILY, LLC


                                  By:    /s/ DAVID M. TILLEY
                                        ----------------------------------------
                                  Name:  David M. Tilley
                                        ----------------------------------------
                                  Title: Managing Member
                                        ----------------------------------------


                                  CHEMICAL LOGISTICS CORPORATION

                                  By:    /s/ BRUCE W. WILKINSON
                                        ---------------------------------------
                                  Name:  Bruce W. Wilkinson
                                        ---------------------------------------
                                  Title: Chief Executive Officer
                                        ---------------------------------------


                               Page 3 of Annex I

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                       CHEMICAL LOGISTICS CORPORATION



                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       TARR, INC.



                                       By: /s/ BYRON C. TARR, SR.
                                           -------------------------------------
                                           Byron C. Tarr, Sr.
                                           Chairman of the Board

                                       TARR, INC. OF ARIZONA



                                       By: /s/ BYRON C. TARR, SR.
                                           -------------------------------------
                                           Byron C. Tarr, Sr.
                                           President

TARR, INC. STOCKHOLDERS:



/s/ BYRON C. TARR
----------------------------------------          ------------------------------
Name: Byron C. Tarr                               Social Security Number
Shares Owned: 1,195.75
Address:     12302 N. 136th Place
             Scottsdale, Arizona 85258

Spousal Consent and Acknowledgment:



/s/ BARBARA BASSETT-TARR
----------------------------------------          ------------------------------
Barbara Bassett-Tarr                              Social Security Number
12302 N. 136th Place
Scottsdale, Arizona 85258



/s/ BYRON C. TARR, JR.
----------------------------------------          ------------------------------
Name: Byron C. Tarr, Jr.                          Social Security Number
Shares Owned: 298.94
Address:     11 Tanglewood
             Lake Oswego, Oregon 97034


TARR, INC. OF ARIZONA STOCKHOLDERS:
----------------------------------



/s/ BYRON C. TARR, JR.
----------------------------------------          ------------------------------
Name: Byron C. Tarr, Jr.                          Social Security Number
Shares Owned: 12 shares
Address:     12302 N. 136th Place
             Scottsdale, Arizona 85258



/s/ BYRON C. TARR
----------------------------------------          ------------------------------
Name: Byron C. Tarr                               Social Security Number
Shares Owned: 88 shares
Address:         11 Tanglewood
                 Lake Oswego, Oregon 97034

                                                                         ANNEX I

               TO THE STOCK PURCHASE AGREEMENT (THE "AGREEMENT")
                           DATED AS OF JULY 20, 1998
                                  BY AND AMONG
                     CHEMICAL LOGISTICS CORPORATION ("CLC")
                      TARR, INC. AND TARR, INC. OF ARIZONA
                         AND ALL OF THE STOCKHOLDERS OF
                      TARR, INC. AND TARR, INC. OF ARIZONA

                      ACQUISITION CONSIDERATION TO BE PAID
                           TO THE STOCKHOLDERS BY CLC

This is the Annex I referred to in the Agreement. Terms defined in the Agreement have the same meaning herein unless stated otherwise.

THE AGGREGATE ACQUISITION CONSIDERATION TO BE PAID TO STOCKHOLDERS BY CLC SHALL (SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT) BE:

$11,029,669(1) ("Acquisition Consideration"), consisting of 514,718 shares of CLC Stock, $2,427,371 in cash ("Cash Consideration"), and $881,528 in distributions of balances present in the accumulated adjustments account of the Company ("AAA"), it being agreed by CLC and the Stockholders that the actual number of shares of CLC Stock and the amount of AAA shall remain unchanged while the amount of Cash Consideration described in this Annex I will depend on the actual initial public offering price of the CLC Stock, which may be more or less than $15.00 per share; provided, however that the total Acquisition Consideration shall not be less than the minimum value set forth below. In the event the initial public offering price of CLC Stock is not $15.00 per share, the sum of Cash Consideration and AAA ("Aggregate Cash") will be multiplied by the actual initial public offering price per share divided by $15.00. The total increase or decrease in Aggregate Cash resulting from this calculation will be added to or subtracted from, as the case may be, Cash Consideration. AAA will remain fixed.

                 Consideration to be paid to the STOCKHOLDERS:

                           Percentage of
                              Company       Shares of CLC         Cash                        Aggregate
 Stockholder[s]            Shares Owned    Common Stock(1)   Consideration         AAA           Cash
 --------------            ------------    --------------    -------------       --------     ----------
 Tarr, Inc. (85%)
 ----------
 Byron C. Tarr                  80%               350,008      1,544,829         $705,222     $2,250,051
 Byron C. Tarr, Jr.             20%                87,502        386,207          176,306        562,513

 Tarr, Inc. of AZ (15%)

 ----------------




 ----------------
      (1)   Assuming a public offering price of $15.00 per share.

                               Page 1 of Annex I

                                                                         ANNEX I

 Byron C. Tarr                  80%                61,766       $397,068             0       $397,068
 Byron C. Tarr, Jr.             20%                15,442         99,267             0         99,267

                                                 --------     ----------      --------     ----------
                                                  514,718     $2,427,371      $881,528     $3,308,899
                                                 ========     ==========      ========     ==========

Minimum Value $8,272,252 (9/12 of Acquisition Consideration)

(1) After giving effect to the proposed stock split described in the Draft Registration Statement.

REQUIRED COMPANY OPERATING CAPITAL:    AT LEAST ($1,607,000) IN OPERATING
CAPITAL WILL BE PRESENT IN THE COMPANY AT THE CONSUMMATION DATE.

            ASSETS TO BE REMOVED FROM THE COMPANY: CLC and the Stockholders agree that the following assets may be removed from the Company prior to Closing, such assets to become the property of the
            Stockholders:

            Owners' cars, other personal items not used in the business.



            ALLOWABLE DIVIDENDS: With the exception of the following, since March 31, 1998, no dividends have been or will be paid by the
            Company:

             (1)  S-Corporation AAA dividends of $881,528.

             (2) Pretax earnings for Tarr, Inc., and after-tax earnings for Tarr, Inc. of Arizona for the quarter ended June 30, 1998.

             (3) Taxes on S-Corporation profits for the period from June 30,
                 1998 to closing.


                                       STOCKHOLDERS


                                       /s/ BYRON C. TARR
                                       ----------------------------------------
                                       Byron C. Tarr

                                       /s/ BYRON C. TARR, JR.
                                       ----------------------------------------
                                       Byron C. Tarr, Jr.





                               Page 2 of Annex I

                                                                         ANNEX I


                                      CHEMICAL LOGISTICS CORPORATION

                                      By: /s/ BRUCE W. WILKINSON
                                          -------------------------------------
                                      Name: Bruce W. Wilkinson
                                            -----------------------------------
                                      Title: Chief Executive Officer
                                             ----------------------------------





                               Page 3 of Annex I

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           CHEMICAL LOGISTICS CORPORATION



                                           By:
                                              ----------------------------------
                                                  Name:
                                                  Title:


                                           INDUSTRIAL CHEMICALS, INC.



                                           By: /s/ WILLIAM L. WELCH
                                              ----------------------------------
                                                  William L. Welch
                                                  President

Industrial Chemicals, Inc. Stockholders:



/s/ WILLIAM L. WELCH
--------------------------------                --------------------------------
William L. Welch                                Social Security Number
Shares Owned: 2,306
P. O. Box 660404
Birmingham, Alabama 35266



/s/ LONNIE BURTON WELCH
--------------------------------                --------------------------------
Lonnie Burton Welch                             Social Security Number
Shares Owned: 1,030
239 Big Springs Drive
Birmingham, Alabama 35216



/s/ WILLIAM L. WELCH, JR.
--------------------------------                --------------------------------
William L. Welch, Jr.                           Social Security Number
Shares Owned: 172
P.O. Box 660404
Birmingham, Alabama 35266



/s/ CHRISTOPHER S. WELCH
--------------------------------                --------------------------------
Christopher S. Welch                            Social Security Number
Shares Owned: 172
P.O. Box 660404
Birmingham, Alabama 35266



/s/ RHONDA WELCH ANTHONY
--------------------------------                --------------------------------
Rhonda Welch Anthony                            Social Security Number
Shares Owned: 232
239 Big Springs Drive
Birmingham, Alabama 35216

/s/ GREGORY A. WELCH
--------------------------------                --------------------------------
Gregory A. Welch                                Social Security Number
Shares Owned: 232
239 Big Springs Drive
Birmingham, Alabama 35216



/s/ WILLIAM G. WELCH
--------------------------------                --------------------------------
William G. Welch                                Social Security Number
Shares Owned: 232
239 Big Springs Drive
Birmingham, Alabama 35216



/s/ WAYNE B. WELCH
--------------------------------                --------------------------------
Wayne B. Welch                                  Social Security Number
Shares Owned: 232
239 Big Springs Drive
Birmingham, Alabama 35216

                                                                         ANNEX I


                TO THE STOCK PURCHASE AGREEMENT (the "Agreement")
                            DATED AS OF JULY 20, 1998
                                  BY AND AMONG
                     CHEMICAL LOGISTICS CORPORATION ("CLC")
                           INDUSTRIAL CHEMICALS, INC.
            AND ALL OF THE STOCKHOLDERS OF INDUSTRIAL CHEMICALS, INC.

                      ACQUISITION CONSIDERATION TO BE PAID
                           TO THE STOCKHOLDERS BY CLC


This is the Annex I referred to in the Agreement. Terms defined in the Agreement have the same meaning herein unless stated otherwise.

THE AGGREGATE ACQUISITION CONSIDERATION TO BE PAID TO STOCKHOLDERS BY CLC SHALL (SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT) BE:

$25,204,995(1) ("Acquisition Consideration"), consisting of 1,176,233 shares of CLC Stock, $6,962,051 in cash ("Cash Consideration"), and $599,449 in distributions of balances present in the accumulated adjustments account of the Company ("AAA"), it being agreed by CLC and the Stockholders that the actual number of shares of CLC Stock and the amount of AAA shall remain unchanged while the amount of Cash Consideration described in this Annex I will depend on the actual initial public offering price of the CLC Stock, which may be more or less than $15.00 per share; provided, however that the total Acquisition Consideration shall not be less than the minimum value set forth below. In the event the initial public offering price of CLC Stock is not $15.00 per share, the sum of Cash Consideration and AAA ("Aggregate Cash") will be multiplied by the actual initial public offering price per share divided by $15.00. The total increase or decrease in Aggregate Cash resulting from this calculation will be added to or subtracted from, as the case may be, Cash Consideration. AAA will remain fixed.






--------------------
        (1)       Assuming a public offering price of $15.00 per share.

                                Page 1 of Annex I

                                                                         ANNEX I



                  Consideration to be paid to the STOCKHOLDERS:

                           Number of    Shares of CLC
                            Company        Common           Cash                       Aggregate
Shareholder              Shares Owned       Stock       Consideration     AAA            Cash
-----------              ------------   -------------   -------------  ----------     ----------
William L. Welch               2,306        588,626     $3,484,047        299,984      3,784,031
Lonnie Burton Welch            1,030        262,917      1,556,188        133,991      1,690,179
William L. Welch, Jr             172         43,905        259,868         22,375        282,243
Christopher S. Welch             172         43,905        259,868         22,375        282,243
Rhonda Welch Anthony             232         59,220        350,520         30,181        380,701
Gregory A. Welch                 232         59,220        350,520         30,181        380,701
William G. Welch                 232         59,220        350,520         30,181        380,701
Wayne B. Welch                   232         59,220        350,520         30,181        380,701
                        ------------     ----------     ----------     ----------     ----------

Total                          4,608      1,176,233     $6,962,051     $  599,449     $7,561,500
                        ============     ==========     ==========     ==========     ==========


MINIMUM VALUE           $ 18,903,746          (9/12 of Acquisition Consideration)
                        ------------

-----------------

(1) After giving effect to the proposed stock split described in the Draft Registration Statement.


REQUIRED COMPANY OPERATING CAPITAL:    AT LEAST $ 611,000 IN OPERATING CAPITAL
WILL BE PRESENT IN THE COMPANY AT CLOSING.

         ASSETS TO BE REMOVED FROM THE COMPANY: CLC and the Stockholders agree that the following assets may be removed from the Company prior to Closing, such assets to become the property of the Stockholders:

         Six cars, personal items not used in the business.


                                Page 2 of Annex I

                                                                         ANNEX I



Allowable Dividends: With the exception of the following, no dividends will be paid subsequent to March 31, 1998:

         1) S-Corporation dividends of $599,449 relative to earnings prior to March 31, 1998.

         2)       Pretax profits for the quarter ended June 30, 1998.

         3) Taxes on S-Corporation earnings for the period between June 30, 1998 and closing.

                                  STOCKHOLDERS

                                        /s/ WILLIAM L. WELCH
                                        ---------------------------------------
                                        William L. Welch

                                        /s/ LONNIE BURTON WELCH
                                        ---------------------------------------
                                        Lonnie Burton Welch

                                        /s/ WILLIAM L. WELCH, JR.
                                        ---------------------------------------
                                        William L. Welch, Jr.

                                        /s/ CHRISTOPHER S. WELCH
                                        ---------------------------------------
                                        Christopher S. Welch

                                        /s/ RHONDA WELCH ANTHONY
                                        ---------------------------------------
                                        Rhonda Welch Anthony

                                        /s/ GREGORY A. WELCH
                                        ---------------------------------------
                                        Gregory A. Welch

                                        /s/ WILLIAM G. WELCH
                                        ---------------------------------------
                                        William G. Welch

                                        /s/ WAYNE B. WELCH
                                        ---------------------------------------
                                        Wayne B. Welch


                                        CHEMICAL LOGISTICS CORPORATION

                                        /s/ BRUCE W. WILKINSON
                                        ---------------------------------------
                                        Name: Bruce W. Wilkinson
                                             ----------------------------------
                                        Title: Chief Executive Officer
                                             ----------------------------------


                                Page 3 of Annex I

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                     CHEMICAL LOGISTICS CORPORATION



                                     By:
                                        ----------------------------------
                                              Edward H. Pavlish
                                              President


                                     CHEMICAL SOLVENTS, INC.



                                     By: /s/ EDWARD H. PAVLISH
                                        ----------------------------------
                                        Name: Edward H. Pavlish
                                        Title: President


                                     PAVLISH REAL ESTATE HOLDING
                                         COMPANY



                                     By: /s/ EDWARD H. PAVLISH
                                        ----------------------------------
                                        Name: Edward H. Pavlish
                                        Title: President

CHEMICALS SOLVENTS, INC. STOCKHOLDER:


/s/ EDWARD H. PAVLISH
-------------------------------------                ----------------------
Edward H. Pavlish                                    Social Security Number
Shares Owned: 100 shares
5265 SOM Center Road
Solon, Ohio  44139


PAVLISH REAL ESTATE HOLDING COMPANY STOCKHOLDER:


/s/ EDWARD H. PAVLISH
-------------------------------------                ----------------------
Edward H. Pavlish                                    Social Security Number
Shares Owned: 750 shares
5265 SOM Center Road
Solon, Ohio  44139

                                                                         ANNEX I



                TO THE STOCK PURCHASE AGREEMENT (the "Agreement")
                            DATED AS OF JULY 20, 1998
                                  BY AND AMONG
                     CHEMICAL LOGISTICS CORPORATION ("CLC")
        CHEMICAL SOLVENTS, INC., AND PAVLISH REAL ESTATE HOLDING COMPANY
                         AND ALL OF THE STOCKHOLDERS OF
         CHEMICAL SOLVENTS, INC. AND PAVLISH REAL ESTATE HOLDING COMPANY

                      ACQUISITION CONSIDERATION TO BE PAID
                           TO THE STOCKHOLDERS BY CLC


This is the Annex I referred to in the Agreement. Terms defined in the Agreement have the same meaning herein unless stated otherwise.

THE AGGREGATE ACQUISITION CONSIDERATION TO BE PAID TO STOCKHOLDERS BY CLC SHALL (SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT) BE:

$13,913,374(1) ("Acquisition Consideration"), consisting of 602,624 shares of CLC Stock, $0 cash ("Cash Consideration"), $3,874,014 in distributions of balances present in the accumulated adjustments account of the Company ("AAA"), and $1,000,000 in Contingent Consideration, it being agreed by CLC and the Stockholders that the actual number of shares of CLC Stock, the amount of AAA and the value of Contingent Consideration shall remain unchanged while the amount of Cash Consideration described in this Annex I will depend on the actual initial public offering price of the CLC Stock, which may be more or less than $15.00 per share; provided, however that the total Acquisition Consideration shall not be less than the minimum value set forth below. In the event the initial public offering price of CLC Stock is not $15.00 per share, the sum of Cash Consideration, AAA and Contingent Consideration ("Aggregate Cash") will be multiplied by the actual initial public offering price per share divided by $15.00. The total increase or decrease in Aggregate Cash resulting from this calculation will be added to or subtracted from, as the case may be, Cash Consideration. AAA and the Contingent Consideration will remain fixed. If Cash Consideration, calculated based on the formula set forth above, is a negative amount, then the Stockholders shall pay such amount to CLC on the Consummation Date.

--------------

     (1) Assuming an initial public offering price of $15.00 per share. Of such consideration, $1.0 million shall be retained by CLC pursuant to the terms of the Contingent Consideration Agreement ("Contingent Consideration") and the remainder will be paid on the Consummation Date.


                                Page 1 of Annex I

                                                                         ANNEX I



                  Consideration to be paid to the STOCKHOLDERS:


                          Percentage of
                             Company         Shares of CLC        Cash                             Aggregate
Shareholder               Shares Owned           Stock        Consideration         AAA              Cash
-----------               -------------      -------------    -------------      ----------       -----------
Edward Pavlish                100%              602,624           $ 0            $3,874,014       $ 3,874,014


MINIMUM
VALUE                     $ 10,435,031             (9/12 of Acquisition Consideration)
                          ------------

---------------

(1) After giving effect to the proposed stock split described in the Draft Registration Statement.

REQUIRED COMPANY OPERATING CAPITAL:       AT LEAST $(8,026) IN OPERATING CAPITAL
WILL BE PRESENT IN THE COMPANY AT CLOSING.

         ASSETS TO BE REMOVED FROM THE COMPANY: CLC and the Stockholders agree that the following assets may be removed from the Company prior to Closing, such assets to become the property of the Stockholders:

         Owners' cars, other personal assets not used in the business.

         ALLOWABLE DIVIDENDS: With the exception of the following, since
         March 31, 1998 no dividends have been or will be paid by the Company:

         1)  S-Corporation AAA dividends of $3,874,014.

         2) Pretax profits for the quarter ended June 30, 1998, less any distributions of profits for the period already taken.



                                Page 2 of Annex I

         3) Taxes on S-Corporation profits for the period from June 30, 1998 to closing.

         4)  $25,000 per month in distributions until closing.

                                   STOCKHOLDER

                                   /s/ EDWARD PAVLISH
                                   -----------------------------------
                                   Edward Pavlish



                                   CHEMICAL LOGISTICS CORPORATION


                                   By: /s/ BRUCE W. WILKINSON
                                      --------------------------------
                                   Name: Bruce W. Wilkinson
                                        ------------------------------
                                   Title: Chief Executive Officer
                                         -----------------------------


                               Page 3 of Annex I

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        CHEMICAL LOGISTICS CORPORATION



                                        By:
                                           ---------------------------------
                                            Name:
                                            Title:


                                        CRON CHEMICAL CORPORATION



                                        By: /s/ JAMES J. SETTE
                                           ---------------------------------
                                            James J. Sette
                                            President



                                        MAGNOLIA CHEMICAL & SOLVENTS, INC.



                                        By: /s/ JAMES J. SETTE
                                           ---------------------------------
                                            James J. Sette
                                            Chief Executive Officer



                                        RAYVER, INC.



                                        By: /s/ JAMES J. SETTE
                                           ---------------------------------
                                            James J. Sette
                                            Chief Executive Officer

CRON CHEMICAL CORPORATION STOCKHOLDER:

Amalgamet, Inc.




---------------------------------           ---------------------------------
Name:                                       EIN:
Title:
Shares Owned: 1,000
36 Mileed Way
CN 911
Avenel, New Jersey 07001-0911


MAGNOLIA CHEMICAL & SOLVENTS, INC. STOCKHOLDER:

Amalgamet, Inc.




---------------------------------           ---------------------------------
Name:                                       EIN:
Title:
Shares Owned: 367.5
36 Mileed Way
CN 911
Avenel, New Jersey 07001-0911


RAYVER, INC. STOCKHOLDER:

Amalgamet, Inc.





---------------------------------           ---------------------------------
Name:                                       EIN:
Title:
Shares Owned: 100
36 Mileed Way
CN 911
Avenel, New Jersey 07001-0911

                                                                         ANNEX I

                TO THE STOCK PURCHASE AGREEMENT (THE "AGREEMENT")
                            DATED AS OF JULY 20, 1998
                                  BY AND AMONG
                     CHEMICAL LOGISTICS CORPORATION ("CLC")
                           CRON CHEMICAL CORPORATION,
                       MAGNOLIA CHEMICAL & SOLVENTS, INC.,
                   RAYVER, INC. AND ALL OF THE STOCKHOLDERS OF
                           CRON CHEMICAL CORPORATION,
                       MAGNOLIA CHEMICAL & SOLVENTS, INC.,
                                AND RAYVER, INC.

                      ACQUISITION CONSIDERATION TO BE PAID
                           TO THE STOCKHOLDERS BY CLC


This is the Annex I referred to in the Agreement. Terms defined in the Agreement have the same meaning herein unless stated otherwise.

THE AGGREGATE ACQUISITION CONSIDERATION TO BE PAID TO STOCKHOLDERS BY CLC SHALL (SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT) BE:

$7,692,985(1) ("Acquisition Consideration"), consisting of 359,006 shares of CLC Stock and $2,307,895 in cash ("Cash Consideration"), it being agreed by CLC and the Stockholders that the actual number of shares of CLC Stock shall remain unchanged while the amount of Cash Consideration described in this Annex I will depend on the actual initial public offering price of the CLC Stock, which may be more or less than $15.00 per share; provided, however that the total Acquisition Consideration shall not be less than the minimum value set forth below. In the event the initial public offering price of CLC Stock is not $15.00 per share, the actual Cash Consideration to be paid will be determined by multiplying Cash Consideration, as calculated assuming an initial public offering price of $15.00 per share, by the actual initial public offering price per share divided by $15.00.

----------

(1)  Assuming a public offering price of $15.00 per share.

                  Consideration to be paid to the STOCKHOLDERS:

                                            Percentage of
                                               Company               Shares of CLC               Cash
           Stockholders                      Shares Owned            Common Stock(1)         Consideration
           ------------                      ------------            ---------------         -------------
          Amalgamet, Inc.                        100%                    359,006           $     2,307,895

         The actual consideration received by Amalgamet, Inc. will be allocated by Amalgamet, Inc. as follows: $250,000 cash plus sufficient shares of CLC Common Stock to give a total consideration for all the Stock of Rayver, Inc. of $550,000 will be allocated in respect of all the Stock of Rayver, Inc.; the balance of the actual consideration received will be allocated by value 58% to all the Stock of Cron Chemical Corporation and 42% to all the Stock of Magnolia Chemicals and Solvents, Inc., comprising as regards the Stock of Cron Chemical Corporation, firstly, the balance of all the cash received from CLC and then shares of CLC Common Stock, and, as regards the Stock of Magnolia, shares of CLC Common Stock only.

MINIMUM VALUE     $5,769,739        (9/12 of Acquisition Consideration)

----------------

(1) After giving effect to the proposed stock split described in the Draft Registration Statement.


REQUIRED COMPANY OPERATING CAPITAL: AT LEAST $641,000 IN OPERATING CAPITAL WILL BE PRESENT IN THE COMPANY AT CLOSING.

     ASSETS TO BE REMOVED FROM THE COMPANY: CLC and the Stockholders agree that the following assets may be removed from the Company prior to Closing, such assets to become the property of the Stockholders:

     None.



     ALLOWABLE DIVIDENDS: With the exception of the following, no dividends will be paid subsequent to March 31, 1998:

     1) Dividends of $1,286,446.18, in respect of which provision has been made in the Accounts as at March 31, 1998, have been paid in cash by the Company subsequent to March 31, 1998; particulars are given in
          Schedule 5.30.

     2) Subsequent to March 31, 1998 Cron Chemical Corporation ("Cron") dividended to the Stockholder, a $1 million working capital note and a $1 million real estate note and Rayver, Inc. ("Rayver") dividended to the Stockholder a $1 million real estate note. All such notes bear interest at 8% and become repayable within 90 days of a change of control of the issuer; see also Schedule 5.30. CLC will ensure Cron and Rayver repay such notes in full on time or will repay them itself. CLC will also assume or repay any other company indebtedness owed by the Company to the Stockholder or bank debt supported by the Stockholder within 30 days of the Consummation Date.

     3) In addition to the above dividends, Cron/Magnolia will declare and pay a further dividend of (or dividends which the aggregate) US $207,000 after March 31, 1998 to the Stockholder in respect of the profits earned during the quarter ended June 30, 1998.

     OTHER:

     1) Cron and/or Magnolia Chemicals & Solvents Inc. ("Magnolia") will pay up to $190,000 in special management bonuses to certain key employees prior to the Consummation Date. In addition bonuses of up to $53,000 have been accrued in respect of salesmen and management (other than key employees receiving special management bonus) in respect of their performance for the period October 1, 1997 to March 31, 1998, and such will be paid on the authority of Mr. J.J. Sette after the Consummation Date but not later than December 31, 1998 provided such employees have not resigned or been terminated for cause before the Consummation Date; see also Schedule 5.30.

     2) The Stockholder will receive from Cron and/or Magnolia a management fee of $47,000 for management services for the three month period from April 1, 1998 to June 30, 1998.

     3) As from the Consummation Date amounts may be (or become) due to the Stockholder from the Company (i) for tax due under the Tax Sharing Agreement (referred to in Schedule 5.30) in respect of the fiscal period(s) from October 1, 1997 to the Consummation Date; and (ii) for contributions due to the Stockholder's pension plan (referred to in Schedules 5.19 and 5.30 and in which Cron and Magnolia are participating companies) in respect of eligible employees of the Company in relation to the calendar year 1998. CLC will ensure such amounts are paid by the Company to the Stockholder.


                                           AMALGAMET, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           CHEMICAL LOGISTICS CORPORATION


                                           By: /s/ BRUCE W. WILKINSON
                                              ---------------------------------
                                           Name: Bruce W. Wilkinson
                                                -------------------------------
                                           Title: Chief Executive Officer
                                                 ------------------------------

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        CHEMICAL LOGISTICS CORPORATION



                                        By:
                                           -------------------------------------
                                           Bruce W. Wilkinson
                                           Chairman and Chief Executive Officer



                                        A.C.C., INC. t/a AMERICAN CHEMICAL
                                         COMPANY, INC.

                                        EIN: 22-2086634



                                        By: /s/ Stephen B. Fiverson
                                           -------------------------------------
                                           Stephen B. Fiverson
                                           President


         The undersigned hereby unconditionally and irrevocably guarantees to CLC and the Company, and their respective successors and assigns, the performance of all covenants, agreements, indemnification obligations and other obligations owing by Colt Corporation now or hereafter existing under the Agreement (all such obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by CLC or the Company in enforcing any rights under this guarantee. Without limiting the generality of the foregoing, the undersigned's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Colt Corporation to CLC or the Company under the Agreement but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving Colt Corporation. CLC and the Company shall be required to exhaust their remedies against Colt Corporation with respect to a Guaranteed Obligation before making any claim or seeking to enforce any rights under this guaranty against the undersigned with respect to that Guaranteed Obligation.

                                           /s/ STEPHEN B. FIVERSON
                                           ------------------------------------
                                           Stephen B. Fiverson

                                                                         ANNEX I

               TO THE STOCK PURCHASE AGREEMENT (THE "AGREEMENT")
                           DATED AS OF JULY 20, 1998
                                  BY AND AMONG
                     CHEMICAL LOGISTICS CORPORATION ("CLC")
                 A.C.C., INC., T/A AMERICAN CHEMICALS CO., INC.
                  AND ALL OF THE STOCKHOLDERS OF A.C.C., INC.
                        T/A AMERICAN CHEMICALS CO., INC.

                      ACQUISITION CONSIDERATION TO BE PAID
                           TO THE STOCKHOLDERS BY CLC


This is the Annex I referred to in the Agreement. Terms defined in the Agreement have the same meaning herein unless stated otherwise.

THE AGGREGATE ACQUISITION CONSIDERATION TO BE PAID TO STOCKHOLDERS BY CLC SHALL (SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT) BE:

$7,706,616(1) ("Acquisition Consideration"), consisting of 462,397 shares of CLC Stock and $770,661 in cash ("Cash Consideration"), it being agreed by CLC and the Stockholders that the actual number of shares of CLC Stock shall remain unchanged while the amount of Cash Consideration described in this Annex I will depend on the actual initial public offering price of the CLC Stock, which may be more or less than $15.00 per share; provided, however that the total Acquisition Consideration shall not be less than the minimum value set forth below. In the event the initial public offering price of CLC Stock is not $15.00 per share, the actual Cash Consideration to be paid will be determined by multiplying Cash Consideration, as calculated assuming an initial public offering price of $15.00 per share, by the actual initial public offering price per share divided by $15.00.

                Consideration to be paid to the STOCKHOLDER[S]:

                      Percentage of
                        Company           Shares of CLC           CASH
 STOCKHOLDER[S]       Shares Owned       Common Stock(1)      CONSIDERATION
 --------------       -------------      ---------------      -------------
 Colt Corporation         100%                   462,397       $    770,661


 MINIMUM VALUE                           $     5,779,962      (9/12 of Acquisition Consideration)
 --------------                          ---------------       ---------------------------------

---------------
(1) After giving effect to the proposed stock split described in the Draft Registration Statement.


---------------
   (1)  Assuming a public offering price of $15.00 per share.

                               Page 1 of Annex I

REQUIRED COMPANY OPERATING CAPITAL:    AT LEAST $1,492,000 IN OPERATING CAPITAL
WILL BE PRESENT IN THE COMPANY AT THE CONSUMMATION DATE.

         ASSETS TO BE REMOVED FROM THE COMPANY: CLC and the Stockholders agree that the following assets may be removed from the Company prior to Closing, such assets to become the property of the Stockholders:

         Owners' cars, other personal assets not used in the business.

         -----------------------------------------------------------------------

         ALLOWABLE DIVIDENDS: With the exception of the following, since March 31, 1998, no dividends have been or will be paid by the Company:

         After-tax profits for the quarter ending June 30, 1998.

                                        COLT CORPORATION

                                        By: /s/ STEPHEN B. FIVERSON
                                           -------------------------------------
                                        Name: Stephen B. Fiverson
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                         CHEMICAL LOGISTICS CORPORATION


                                        By: /s/ BRUCE W. WILKINSON
                                           -------------------------------------
                                        Name: Bruce W. Wilkinson
                                             -----------------------------------
                                        Title: Chief Executive Officer
                                              ----------------------------------





                               Page 2 of Annex I

BROWN CHEMICAL CO., INC. STOCKHOLDERS:

The Brown Family LLC



By:  /s/ ARTHUR H. BROWN
   ---------------------------------               ----------------------------
         Arthur H. Brown                           EIN
         Managing Director
         302 West Oakland Avenue
         Oakland, New Jersey 07436



/s/ ARTHUR H. BROWN
------------------------------------               ----------------------------
Arthur H. Brown                                    Social Security Number
480 Carlton Road
Wyckoff, New Jersey  07481



/s/ DOUGLAS A. BROWN
------------------------------------               ----------------------------
Douglas A. Brown                                   Social Security Number
10 Pinewood Drive
Ringwood, New Jersey  07456



/s/ PATRICK J. BROWN
------------------------------------               ----------------------------
Patrick J. Brown                                   Social Security Number
19 Green Way
Mahwah, New Jersey  07430





_

/s/ MARIE C. LYLE
------------------------------------               ----------------------------
Marie C. Lyle                                      Social Security Number
Shares Owned: 600
494 Fairfield Road
Wyckoff, New Jersey  07481


/s/ DAVID C. LYLE
------------------------------------               ----------------------------
David C. Lyle                                      Social Security Number
Shares Owned: 1,400
150 West Oak Street
Ramsey, New Jersey  07446

BROWN REALTY INCORPORATED STOCKHOLDERS:
--------------------------------------

Brown Chemical Co., Inc.


By:  /s/ ARTHUR H. BROWN
   ---------------------------------               ----------------------------
         Arthur H. Brown                           EIN
         Chairman of the Board
         Shares Owned: 83 1/3%
         302 West Oakland
         Oakland, New Jersey 07436


The Lyle Family Trust


By:  /s/ DAVID C. LYLE
                                                   ----------------------------
         David C. Lyle                             EIN
         Trustee


By:  /s/ CYNTHIA RYMER
   ---------------------------------
         Cynthia Rymer
         Trustee


By:  /s/ SUSAN DIORIO
   ---------------------------------
         Susan Diorio
         Trustee
         Shares Owned: 16 2/3%
         c/o David C. Lyle
         150 West Oak Street
         Ramsey, New Jersey 07446

               TO THE STOCK PURCHASE AGREEMENT (THE "AGREEMENT")
                           DATED AS OF JULY 20, 1998
                                  BY AND AMONG
                     CHEMICAL LOGISTICS CORPORATION ("CLC")
              BROWN CHEMICAL CO., INC., BROWN REALTY INCORPORATED
                         AND ALL OF THE STOCKHOLDERS OF
              BROWN CHEMICAL, CO., INC., BROWN REALTY INCORPORATED

                      ACQUISITION CONSIDERATION TO BE PAID
                           TO THE STOCKHOLDERS BY CLC


This is the Annex I referred to in the Agreement. Terms defined in the Agreement have the same meaning herein unless stated otherwise.

THE AGGREGATE ACQUISITION CONSIDERATION TO BE PAID TO STOCKHOLDERS BY CLC SHALL (SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT) BE:

$15,355,9951 ("Acquisition Consideration"), consisting of 716,613 shares of CLC Stock and $4,606,800 in cash ("Cash Consideration"), it being agreed by CLC and the Stockholders that the actual number of shares of CLC Stock shall remain unchanged while the amount of Cash Consideration described in this Annex I will depend on the actual initial public offering price of the CLC Stock, which may be more or less than $15.00 per share; provided, however that the total Acquisition Consideration shall not be less than the minimum value set forth below. In the event the initial public offering price of CLC Stock is not $15.00 per share, the actual Cash Consideration to be paid will be determined by multiplying Cash Consideration, as calculated assuming an initial public offering price of $15.00 per share, by the actual initial public offering price per share divided by $15.00.


                 Consideration to be paid to the STOCKHOLDERS:

                          Number of   Percentage of
                           Company       Company       Shares of CLC        Cash
Stockholder[s]          Shares Owned   Shares Owned   Common Stock(1)   Consideration
--------------          ------------   ------------   ---------------   -------------
Arthur H. Brown              600            11.2%         20,000.00      1,419,871.42
Douglas A. Brown           1,200            22.4%        190,651.64        579,968.61
Patrick J. Brown           1,200            22.4%        190,651.64        579,968.61

--------------------
  1   Assuming a public offering price of $15.00 per share.




                              Page 1 of Annex I

                                                                         ANNEX I

Marie C. Lyle                600            11.2%         30,000.00      1,269,871.39
David C. Lyle              1,400            26.1%        237,297.00        447,915.23
Irrevocable trust for
two daughters of
Marie C. Lyle; David

C. Lyle Trustee              357             6.7%         48,012.72        309,204.74
                           -----           ------        ----------     -------------
Total                      5,357           100.0%        716,613.00     $4,606,800.00
                           =====           ======        ==========     =============

MINIMUM VALUE    $11,516,996 (9/12 of Acquisition Consideration)

(1) After giving effect to the proposed stock split described in the Draft Registration Statement.

(2) Share count is a proxy to bring the ratio between Brown/Lyle ownership to 56% and 44%, respectively.

REQUIRED COMPANY OPERATING CAPITAL:    AT LEAST $4,269,000 IN OPERATING CAPITAL
WILL BE PRESENT IN THE COMPANY AT CLOSING.

         ASSETS TO BE REMOVED FROM THE COMPANY: CLC and the Stockholders agree that the following assets may be removed from the Company prior to Closing, such assets to become the property of the Stockholders:

         Owners' cars, personal property not used in the operation of the business.

         -----------------------------------------------------------------------

         ALLOWABLE DIVIDENDS: With the exception of the following, no dividends will be paid subsequent to March 31, 1998:

         Dividend of after-tax profits for the quarter ended June 30, 1998.

         OTHER:

         1) The salary continuation agreement for Art Brown will be settled with an $800,000 cash payment at closing.

         2) The salary continuation agreement for Marie Lyle will be settled with a $700,000 cash payment at closing.

         3) Art Brown will receive a two-year consulting contract calling for payments to him of $50,000 per year.

         4) Certain insurance policies will be kept in force under the terms of the Life Insurance Agreement.

                                                                         ANNEX I

                                     STOCKHOLDERS

                                     THE BROWN FAMILY L.L.C.



                                     By:  /s/ ARTHUR H. BROWN
                                         ---------------------------------
                                              Arthur H. Brown
                                              Managing Director

                                         /s/ ARTHUR H. BROWN
                                     ------------------------------------
                                     Arthur H. Brown

                                         /s/ DOUGLAS A. BROWN
                                     ------------------------------------
                                     Douglas A. Brown

                                         /s/ PATRICK J. BROWN
                                     ---------------------------------
                                     Patrick J. Brown

                                         /s/ MARIE C. LYLE
                                     ---------------------------------
                                     Marie C. Lyle

                                         /s/ DAVID C. LYLE
                                     ---------------------------------
                                     David C. Lyle



                                     BROWN CHEMICAL CO., INC.


                                     By:  /s/ ARTHUR H. BROWN
                                         ------------------------------
                                              Arthur H. Brown
                                              Chairman of the Board

                                                                         ANNEX I

                             THE LYLE FAMILY TRUST


                             By:  /s/ DAVID C. LYLE
                                 ------------------------------
                                      David C. Lyle
                                      Trustee

                             By:  /s/ CYNTHIA RYMER
                                 ------------------------------
                                      Cynthia Rymer
                                      Trustee

                             By:  /s/ SUSAN DIORIO
                                 ------------------------------
                                      Susan Diorio
                                      Trustee


                             CHEMICAL LOGISTICS CORPORATION


                             By: /s/ BRUCE W. WILKINSON
                                 ---------------------------------
                             Name: Bruce W. Wilkinson
                                   -------------------------------
                             Title: Chief Executive Officer
                                    ------------------------------

G.S. ROBINS & COMPANY STOCKHOLDERS:


G. Stephen Robins Revocable Trust
   Dated April 10, 1992

By:  G. Stephen Robins, Trustee


/s/ G. STEPHEN ROBINS
--------------------------------------             ----------------------------
G. Stephen Robins                                  Social Security Number
8 Huntleigh Downs
St. Louis, Missouri 63131



/s/ SETH A. ROBINS
--------------------------------------             ----------------------------
Seth A.  Robins                                    Social Security Number
2533 S. Warson
St. Louis, Missouri 63124

"Boatmen's Trust Company CO
   TR G.K. ROBINS TRUST U/W FBO
   Marjorie M. Robins"

By:  Nationsbank, Trustee


/s/ WILLIS WOMACK
--------------------------------------             ----------------------------
Name:  Willis Womack                                EIN
Title:  Vice President
Nationsbank
P.O. Box 14633
St. Louis, Missouri 63178-4633

Co-Trustee

/s/ MARJORIE M. ROBINS
--------------------------------------
Marjorie M. Robins
45 Loren Woods
Ladue, Missouri 63124

/s/ EUGENE S. WEIL
--------------------------------------             ----------------------------
Eugene S. Weil                                     Social Security Number
1056 Franz Drive
Lake Forest, Illinois 60045-3647


/s/ NANCY W. STEELE
--------------------------------------             ----------------------------
Nancy W. Steele                                    Social Security Number
18 Morwood Lane
St. Louis, Missouri 63141


/s/ DONALD R. CONROY
--------------------------------------             ----------------------------
Donald R. Conroy                                   Social Security Number
1949 Roth Lane
St. Louis, Missouri 63131


/s/ DEBORAH M. ROBINS
--------------------------------------             ----------------------------
Deborah M. Robins                                  Social Security Number
8 Huntleigh Downs
St. Louis, Missouri 63131


/s/ DOUGLAS M. KUTZ
--------------------------------------             ----------------------------
Douglas M. Kutz                                    Social Security Number
13 Fircrest
Fenton, Missouri 63026


/s/ CARL B. COCHRAN
--------------------------------------             ----------------------------
Carl B. Cochran                                    Social Security Number
7733 Kingsbury
St. Louis, Missouri 63105

                                                                         ANNEX I



               TO THE STOCK PURCHASE AGREEMENT (THE "AGREEMENT")
                           DATED AS OF JULY 20, 1998
                                  BY AND AMONG
                     CHEMICAL LOGISTICS CORPORATION ("CLC")
                            G.S. ROBINS AND COMPANY
              AND ALL OF THE STOCKHOLDERS OF G.S. ROBINS & COMPANY

                      ACQUISITION CONSIDERATION TO BE PAID
                           TO THE STOCKHOLDERS BY CLC


This is the Annex I referred to in the Agreement. Terms defined in the Agreement have the same meaning herein unless stated otherwise.

THE AGGREGATE ACQUISITION CONSIDERATION TO BE PAID TO STOCKHOLDERS BY CLC SHALL (SUBJECT TO THE TERMS AND CONDITIONS OF THE AGREEMENT) BE:

$23,962,0051 ("Acquisition Consideration"), consisting of 1,118,227 shares of CLC Stock and $7,188,600 in cash ("Cash Consideration"), it being agreed by CLC and the Stockholders that the actual number of shares of CLC Stock shall remain unchanged while the amount of Cash Consideration described in this Annex I will depend on the actual initial public offering price of the CLC Stock, which may be more or less than $15.00 per share; provided, however that the total Acquisition Consideration shall not be less than the minimum value set forth below. In the event the initial public offering price of CLC Stock is not $15.00 per share, the actual Cash Consideration to be paid will be determined by multiplying Cash Consideration, as calculated assuming an initial public offering price of $15.00 per share, by the actual initial public offering price per share divided by $15.00.





____________________

 (1)  Assuming an initial public offering price of $15.00 per share.

                               Page 1 of Annex I

                                                                         ANNEX I


                 Consideration to be paid to the STOCKHOLDERS:

                               NUMBER OF          NUMBER OF
                                COMPANY            COMPANY          SHARES OF CLC         CASH
 STOCKHOLDERS                SHARES OWNED       SHARES OWNED       COMMON STOCK(1)    CONSIDERATION
 ------------                ------------       ------------       ------------       -------------
 G. Stephen Robins
   Revocable Trust
   Dated April 10, 1992         10,398              67.8%               757,726         $4,871,103
 Seth A. Robins                  3,334              21.7%               242,957          1,561,864
 Boatmen's Trust
   Company CO TR
   G.K. ROBINS TRUST
 U/W FBO
   Marjorie M. Robins              787               5.1%                57,351            368,682
 Eugene S. Well                    352               2.3%                25,651            164,900
 Nancy W. Steele                   176               1.1%                12,826             82,450
 Donald R. Conroy                  231               1.5%                16,834            108,215
 Deborah M. Robins                  31               0.2%                 2,259             14,522
 Douglas M. Kutz                    20               0.1%                 1,457              9,369
 Carl B. Cochran                    16               0.1%                 1,166              7,495
                                ------             ------             ---------         ----------
                                15,345             100.0%             1,118,227         $7,188,600
                                ======             ======             =========         ==========



 MINIMUM VALUE            $  17,971,504   (9/12 of Acquisition Consideration)



(1) After giving effect to the proposed stock split described in the Draft Registration Statement.


REQUIRED COMPANY OPERATING CAPITAL: AT LEAST $5,850,000 IN OPERATING CAPITAL WILL BE PRESENT IN THE COMPANY AT THE CONSUMMATION DATE.

         ASSETS TO BE REMOVED FROM THE COMPANY: CLC and the Stockholders agree that the following assets may be removed from the Company prior to Closing, such assets to become the property of the Stockholders:

         Owners' cars, personal effects not used in the business.



         ALLOWABLE DIVIDENDS: With the exception of the following, since March 31, 1998, no dividends have been or will be paid by the Company:





                               Page 2 of Annex I

                                                                         ANNEX I

         1) A distribution of approximately $30,000 relating to 1997 S-Corporation profits.

         2)      Pretax profits for the quarter ended June 30, 1998.

         3) Taxes on S-Corporation profits for the period June 30, 1998 through closing.

         OTHER:

         1) Approximately $1,705,000 will be paid from the Company to a former shareholder to settle a noncompete agreement, consulting obligation and a note.

         2) $823,000 in cash will be paid from the company to settle bonus, severance, tax grossup and other obligations to owners.

         3) Approximately $90,000 will be used to purchase company cars which will be transferred to shareholders.

                         STOCKHOLDERS

                         G. Stephen Robins Revocable Trust Dated April 10, 1992

                         By: G. Stephen Robins, Trustee

                                /s/ G. STEPHEN ROBINS
                                ------------------------------------------------
                                G. Stephen Robins

                         /s/ SETH A. ROBINS
                         -------------------------------------------------------
                         Seth A. Robins

                         "Boatmen's Trust Company CO TR G.K. ROBINS TRUST U/W FBO Marjorie M. Robins"

                         By: Nationsbank, Trustee

                                /s/ WILLIS WOMACK
                                ------------------------------------------------
                                Willis Womack
                                Vice President


                         Co-Trustee


                                /s/ MARJORIE M. ROBINS
                                ------------------------------------------------

                               Page 3 of Annex I

                                                                         ANNEX I



                                Marjorie M. Robins

                                /s/ EUGENE S. WEIL
                                -----------------------------------------------
                                Eugene S. Weil

                                /s/ NANCY W. STEELE
                                -----------------------------------------------
                                Nancy W. Steele

                                /s/ DONALD R. CONROY
                                -----------------------------------------------
                                Donald R. Conroy

                                /s/ DEBORAH M. ROBINS
                                -----------------------------------------------
                                Deborah M. Robins

                                /s/ DOUGLAS M. KUTZ
                                -----------------------------------------------
                                Douglas M. Kutz

                                /s/ CARL B. COCHRAN
                                -----------------------------------------------
                                Carl B. Cochran





                               Page 4 of Annex I

                                                                         ANNEX I


                                CHEMICAL LOGISTICS CORPORATION


                                By:  /s/  BRUCE W. WILKINSON
                                   --------------------------------------------
                                Name:     Bruce W. Wilkinson
                                      -----------------------------------------
                                Title:    Chief Executive Officer
                                       ----------------------------------------





                               Page 5 of Annex I